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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PLAINS ALL AMERICAN PIPELINE, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002

April 11, 2019

To our common and Series A Convertible Preferred unitholders:

        You are cordially invited to attend the 2019 Annual Meeting (the "PAA Annual Meeting") of the common and Series A Convertible Preferred unitholders of Plains All American Pipeline, L.P. to be held on May 15, 2019, at 11:00 a.m. Central Time, in The Senate Room, located on the 12th Floor of Two Allen Center, 1200 Smith Street, Houston, Texas 77002. The board of directors of our general partner, PAA GP Holdings LLC, has called the PAA Annual Meeting for you to consider and act upon the matters described in the attached proxy statement.

        A notice of the PAA Annual Meeting, proxy statement and proxy card are enclosed. Our Annual Report on Form 10-K for the year ended December 31, 2018 is also enclosed.

        Your vote is very important.    Whether or not you plan to attend the PAA Annual Meeting, please cast your vote by following the Internet or telephone voting instructions on the proxy card. You may also vote by completing, signing and dating the accompanying proxy card and returning it promptly in the envelope provided. See "Questions and Answers About the PAA Annual Meeting—How do I vote?" in the attached proxy statement for more details. Returning the proxy card or voting on the Internet or by telephone does not deprive you of your right to attend the PAA Annual Meeting and to vote your units in person for the matters to be acted upon at the PAA Annual Meeting.

        We look forward to seeing you at the PAA Annual Meeting.

Sincerely,

Willie Chiang Chief Executive Officer PAA GP Holdings LLC

Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF UNITHOLDERS
To Be Held On May 15, 2019

To the holders of common and Series A Convertible Preferred units of Plains All American Pipeline, L.P.:

        The 2019 Annual Meeting (the "PAA Annual Meeting") of the common unitholders (other than Plains AAP, L.P.) and Series A Convertible Preferred unitholders (collectively, our "Unitholders") of Plains All American Pipeline, L.P. ("PAA") will be held on May 15, 2019, at 11:00 a.m. Central Time, in The Senate Room, located on the 12th Floor of Two Allen Center, 1200 Smith Street, Houston, Texas 77002. At the PAA Annual Meeting, our Unitholders will consider and vote on how to instruct PAA to vote the Class C shares of Plains GP Holdings, L.P. ("PAGP") that PAA owns at PAGP's annual meeting with respect to the following matters:

  1.
  The election of two Class II directors to serve on the board of directors (the "Board") of PAA GP Holdings LLC until the 2022 annual meeting;

  2.
  The ratification of the appointment of PricewaterhouseCoopers LLP as our and PAGP's independent registered public accounting firm for the fiscal year ending December 31, 2019;

  3.
  The approval, on a non-binding advisory basis, of our named executive officer compensation; and

  4.
  Any proposal to transact such other business as may properly come before the PAA Annual Meeting and any adjournment or postponement thereof.

        The Board unanimously recommends that our Unitholders vote to instruct PAA to vote the PAGP Class C shares that it owns at PAGP's annual meeting "FOR" proposals 1, 2 and 3. Additional information regarding these proposals is included in the attached proxy statement.

        We have set the close of business on March 25, 2019 as the record date for determining which of our Unitholders are entitled to receive notice of and to vote at the PAA Annual Meeting and any postponements or adjournments thereof. A list of Unitholders entitled to vote is on file at our principal offices, 333 Clay Street, Suite 1600, Houston, Texas 77002, and will be available for inspection by any Unitholder during the meeting.

        Your vote is very important.    If you cannot attend the PAA Annual Meeting, you may vote your units electronically, via the Internet or by telephone, or by mailing the proxy card in the enclosed postage-prepaid envelope. You may also attend the PAA Annual Meeting and vote in person, even if you have already returned a proxy.

By Order of the Board of Directors of
PAA GP Holdings LLC, general partner of
Plains GP Holdings, L.P., sole member of
Plains All American GP LLC, general partner of
Plains AAP, L.P., sole member of
PAA GP LLC, general partner of
Plains All American Pipeline, L.P.

Richard McGee Secretary

Houston, Texas
April 11, 2019

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF UNITHOLDERS
TO BE HELD ON MAY 15, 2019

The Notice of Annual Meeting, the proxy statement for the Annual Meeting and our 2018 Annual Report are available at http://www.astproxyportal.com/ast/02337/.

i

PLAINS ALL AMERICAN PIPELINE, L.P.

PROXY STATEMENT
For
2019 Annual Meeting of Unitholders To Be Held On
May 15, 2019

GENERAL INFORMATION ABOUT PLAINS ALL AMERICAN PIPELINE, L.P.'S
ANNUAL MEETING

        The board of directors (the "Board") of PAA GP Holdings LLC ("PAGP GP" or our "general partner"), the general partner of Plains GP Holdings, L.P. ("PAGP"), the sole member of Plains All American GP LLC ("GP LLC"), the general partner of Plains AAP, L.P. ("AAP"), the sole member of PAA GP LLC, the general partner of Plains All American Pipeline, L.P. ("PAA"), is soliciting proxies to be voted on behalf of holders of our common units (other than AAP) and holders of our Series A Convertible Preferred Units ("Series A preferred units") (holders of our common units and our Series A preferred units are collectively referred to as our "Unitholders") at the 2019 annual meeting of Unitholders (the "PAA Annual Meeting"). This proxy statement is being furnished to you in connection with the solicitation of proxies by and on behalf of the Board for use at the PAA Annual Meeting and includes information about the matters to be voted upon at the PAA Annual Meeting. The PAA Annual Meeting will be held on May 15, 2019, at 11:00 a.m. Central Time, in The Senate Room, located on the 12th Floor of Two Allen Center, 1200 Smith Street, Houston, Texas 77002. References to "PAA," "we," "us," "our," "ours" and similar terms refer to Plains All American Pipeline, L.P.

        Proxy materials, including the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2018 (our "2018 Annual Report"), are being mailed to Unitholders on or about April 11, 2019.

        We will furnish additional copies of our 2018 Annual Report without charge upon the written request of any record or beneficial owner of our common units or Series A preferred units whose proxy we are soliciting in connection with the PAA Annual Meeting. Please address requests for additional copies of the 2018 Annual Report to the Investor Relations Department, Plains All American, 333 Clay Street, Suite 1600, Houston, Texas 77002.

 INFORMATION ABOUT THE PAGP ANNUAL MEETING

        PAGP will be holding an annual meeting of its Class A, Class B and Class C shareholders immediately following the PAA Annual Meeting, and the PAGP shareholders will be asked to consider and vote upon the matters set forth below. Each PAGP shareholder of record will be entitled to one vote for each Class A, Class B and Class C share owned on all matters to be considered at the PAGP annual meeting. On March 25, 2019, 159,485,588 Class A shares, 119,538,153 Class B shares and 517,231,279 Class C shares were issued and outstanding. PAA owns all of the issued and outstanding Class C shares.

        The purpose of the PAA Annual Meeting is to allow the Unitholders to cast a "pass-through" vote by instructing PAA how to vote its PAGP Class C shares at the PAGP annual meeting. PAA will vote (or refrain from voting) its Class C shares on each matter submitted to PAGP's shareholders in the same proportion as the Unitholders vote (or refrain from voting) with respect to such matter.

        The holders of a majority of the outstanding Class A, Class B and Class C shares entitled to vote and represented in person or by proxy will constitute a quorum at the PAGP annual meeting. The following table sets forth certain information with respect to the proposals to be voted upon:

Proposal	Voting Options	Vote Required for Approval of Proposal
To elect two Class II directors to serve on the Board until the 2022 annual meeting.	You may vote "FOR", or you may "WITHHOLD" authority to vote for, all, some or none of the nominees for director.	Directors will be elected by a plurality of the votes cast, in person or by proxy, by the holders of the Class A, Class B and Class C shares. Abstentions and broker non-votes are not considered votes cast and will have no effect on the election of directors.
To ratify the appointment of PricewaterhouseCoopers LLP as PAA's and PAGP's independent registered public accounting firm for the fiscal year ending December 31, 2019.	You may vote "FOR" or "AGAINST" the proposal, or you may "ABSTAIN" from voting.
This proposal must receive a majority of the votes cast, in person or by proxy, by the holders of the Class A, Class B and Class C shares present and entitled to vote, voting as a single class. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes "AGAINST" this proposal. Broker non-votes will be counted as votes "FOR" this proposal.
To approve, on a non-binding advisory basis, our named executive officer compensation.	You may vote "FOR" or "AGAINST" the proposal, or you may "ABSTAIN" from voting.
This proposal must receive a majority of the votes cast, in person or by proxy, by the holders of the Class A, Class B and Class C shares present and entitled to vote, voting as a single class. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes "AGAINST" this proposal. Broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.

 QUESTIONS AND ANSWERS ABOUT THE PAA ANNUAL MEETING

        The following questions and answers are intended to address briefly some commonly asked questions regarding the PAA Annual Meeting. These questions and answers may not address all questions that may be important to you as a Unitholder. Please refer to the additional information contained elsewhere in this proxy statement and the documents referred to in this proxy statement.

Q:    What is the purpose of these proxy materials?

A:
The Board is soliciting your proxy to vote at the PAA Annual Meeting because you were a Unitholder at the close of business on March 25, 2019, the record date for the PAA Annual Meeting (the "Record Date"), and are therefore entitled to receive notice regarding the PAA Annual Meeting, and to attend and vote at the PAA Annual Meeting. This proxy statement summarizes the information that you need to know in order to cast your vote at the PAA Annual Meeting. As a Unitholder, your vote is very important and the Board strongly encourages you to exercise your right to vote. You do not need to attend the PAA Annual Meeting in person to vote your units, and we encourage you to vote even if you are unable to attend the PAA Annual Meeting. If you are unable to attend the PAA Annual Meeting in person, you may vote by Internet, by telephone or by signing and returning the attached proxy card in the envelope provided. See "How do I vote?" below.

Q:    What is the recommendation of the Board?

A:
The Board unanimously recommends that you vote to instruct PAA to vote the PAGP Class C shares that it owns at PAGP's annual meeting in the following manner:

•
FOR the election of each of Victor Burk and Gary R. Petersen as a Class II director of the Board to serve until the 2022 annual meeting;

•
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our and PAGP's independent registered public accounting firm for the fiscal year ending December 31, 2019; and

•
FOR the approval, on a non-binding advisory basis, of our named executive officer compensation.

Q:    When and where is the PAA Annual Meeting?

A:
The PAA Annual Meeting will be held on May 15, 2019, at 11:00 a.m. Central Time, in The Senate Room, located on the 12th Floor of Two Allen Center, 1200 Smith Street, Houston, Texas 77002.

Q:    Who is soliciting my proxy?

A:
The Board is sending or otherwise providing you access to this proxy statement in connection with its solicitation of proxies for use at the PAA Annual Meeting.

Q:    Who is entitled to vote at the PAA Annual Meeting?

A:
All holders of our common units (other than AAP) and Series A preferred units at the close of business on the Record Date are entitled to receive notice of the PAA Annual Meeting and to vote the common units and Series A preferred units that they held on the Record Date at the PAA Annual Meeting.

  Each common unitholder (other than AAP) is entitled to one vote for each common unit owned on all matters to be considered at the PAA Annual Meeting. The Series A preferred unitholders will vote on an as-converted basis, with each Series A preferred unit entitled to one vote on all matters to be considered at the PAA Annual Meeting. On March 25, 2019, 446,140,811 common units and 71,090,468 Series A preferred units (a combined total of 517,231,279 common units on an as-converted basis) were issued and outstanding and entitled to vote.

Q:    How do I vote?

A:
If you are a Unitholder of record at the close of business on the Record Date, you may vote your units by proxy in advance of the PAA Annual Meeting by any of the following methods:

•
Internet.  You may visit the Internet address listed on your proxy card. Internet voting procedures have been established to verify your identity and to confirm your voting instructions. Please have your proxy card available when you visit the Internet address.

•
Telephone.  You may call the toll-free telephone number listed on your proxy card. Telephone voting procedures have been established to verify your identity, to allow you to provide proxy voting instructions and to confirm that your instructions were accurately recorded. Please have your proxy card available when you call.

•
Mail.  You may mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope.

  Internet and telephone voting will be available to Unitholders of record 24 hours a day until 11:59 p.m. Eastern Time on May 14, 2019, the night before the PAA Annual Meeting. If you use the Internet or the toll-free telephone number to provide your proxy voting instructions, you do not need to mail in your proxy card. If you mail in your proxy card, it must be received by PAA before the voting polls close at the PAA Annual Meeting.

  You may also attend the PAA Annual Meeting and vote your units in person. Even if you plan to attend the PAA Annual Meeting, please vote your proxy in advance of the PAA Annual Meeting (by Internet, telephone or mail, as described above) as soon as possible so that your units will be represented at the PAA Annual Meeting if for any reason you are unable to attend in person.

  If you are a beneficial owner of units held in street name, you must either direct your broker or other nominee as to how to vote your units, or obtain a "legal" proxy from your broker or other nominee to vote at the PAA Annual Meeting. Please refer to the voter instruction forms provided by your broker or other nominee for specific instructions on methods of voting.

  Each Unitholder that attends the PAA Annual Meeting in person may be asked to present valid picture identification, such as a driver's license or passport. Please also note that if you hold your units in "street name" (that is, through a broker, bank or other nominee), you must bring a copy of a brokerage statement reflecting your unit ownership as of the Record Date and sign in at the registration desk at the meeting. Additionally, if you attend the PAA Annual Meeting in a representative capacity for a Unitholder, you must provide evidence of your authority to attend the PAA Annual Meeting and vote on behalf of such Unitholder.

Q:    What do I do if I want to change my vote after I have already voted by proxy?

A:
If you are a Unitholder of record at the close of business on the Record Date, you may change your vote at any time before the voting polls close at the PAA Annual Meeting by:

•
submitting a proxy with new voting instructions using the Internet or telephone voting system (please note, however, that the deadline for voting through the Internet or by telephone is 11:59 p.m. Eastern Time on May 14, 2019);

•
delivering a later-dated, executed proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219;

  •
  delivering a written notice of revocation of your proxy to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219; or

  •
  attending the PAA Annual Meeting and voting in person. Please note that attendance at the PAA Annual Meeting will not by itself (i.e., without also voting) revoke a previously granted proxy.

  If you are a beneficial owner of common or Series A preferred units held in street name and you have instructed your broker or other nominee to vote your units, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote in person at the PAA Annual Meeting if you obtain a "legal" proxy from your broker or other nominee.

Q:    What is a broker non-vote?

A:
A broker non-vote occurs when units held by a broker, bank or other nominee on behalf of a beneficial owner are not voted with respect to a particular matter because the broker lacks discretionary authority to vote the units and has not received voting instructions from the beneficial owner. Brokers, banks and other nominees only have discretionary authority to vote on routine proposals; they are prohibited from voting on non-routine proposals without instructions from the beneficial owner. The ratification of the independent auditor (Proposal 2) is the only routine matter on which brokers, banks and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. The election of directors (Proposal 1) and the advisory vote to approve our named executive officer compensation (Proposal 3) are non-routine matters. If a broker returns a proxy with a voting choice selected for a routine proposal but with no voting choice selected for a non-routine proposal, the result is a broker non-vote. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum at the meeting, but are not considered votes cast and will have no impact on non-routine matters. Accordingly, broker non-votes will be counted as votes "FOR" Proposal 2 and will not be counted as votes either "FOR" or "AGAINST" Proposals 1 and 3.

Q:    What constitutes a quorum?

A:
The holders of a majority of the common units and Series A preferred units (on an as-converted basis) entitled to vote and represented in person or by proxy shall constitute a quorum at the PAA Annual Meeting.

  Your units will be counted as present at the PAA Annual Meeting if:

  •
  you are present and vote in person at the meeting; or

  •
  you, or your broker if you are a beneficial owner of units held in street name, have submitted a properly executed proxy.

  Proxies received but marked as abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.

Q:    What will I be voting on?

A:
The purpose of the PAA Annual Meeting is to allow the Unitholders to cast a "pass-through" vote by instructing PAA how to vote its PAGP Class C shares at PAGP's annual meeting. PAA will vote (or refrain from voting) its Class C shares on each matter submitted to PAGP's shareholders in the same proportion as the votes received from or withheld by the Unitholders with respect to such matter. The proposals that PAA will be voting on at PAGP's annual meeting and the required vote for PAGP's shareholders to approve such proposals is set forth above under "Information About the PAGP Annual Meeting."

Q:    Who covers the expense of the proxy solicitation?

A:
The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by PAGP GP's directors and officers, as well as by employees of GP LLC, without additional remuneration, by mail, phone, fax or in person. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our units as of the Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your units electronically, via the Internet or by telephone, or by signing and returning the enclosed proxy card will help to avoid additional expenses. We have hired Georgeson LLC to solicit proxies for a fee of $9,000 plus reasonable expenses for additional services.

Q:    What if I do not mark a voting choice for some of the matters listed on my proxy card?

A:
If you return a signed proxy card without indicating your voting choice, your units will be voted in accordance with the Board's recommendation for each proposal with respect to which a voting choice is not indicated.

Q:    Who will tabulate and certify the vote?

A:
American Stock Transfer & Trust Company, LLC will tabulate and certify the vote, and will have a representative present at the PAA Annual Meeting to act as the independent inspector of elections for the PAA Annual Meeting.

PROPOSAL 1—ELECTION OF CLASS II DIRECTORS

        As a limited partnership, we do not directly have directors, officers or employees. Our operations and activities are managed by GP LLC, which employs our management and operational personnel (other than our Canadian personnel, who are employed by Plains Midstream Canada ULC). GP LLC is the general partner of AAP, which is the sole member of PAA GP LLC, our general partner. PAGP is the sole member of GP LLC, and PAGP GP is the general partner of PAGP. The Board has responsibility for managing the business and affairs of PAGP, PAA and AAP.

        Pursuant to PAGP GP's Third Amended and Restated Limited Liability Company Agreement (as amended, the "PAGP GP LLC Agreement"), the Board consists of 13 members divided into three staggered classes (excluding those directors who are also officers or employees of GP LLC), with terms expiring as set forth below. At each annual meeting, only the eligible directors of a class whose term is expiring (i.e., directors of such class who are not "designated" directors) will be up for election and, upon election, the elected directors in that class will serve for a term of three years, subject to a director's earlier resignation, death or removal. If a director is elected to the Board to fill a vacancy, that director will have the same remaining term as his or her predecessor.

Class I Directors (term expires 2020):
• Everardo Goyanes*(1) • Alexandra Pruner*(4) • J. Taft Symonds*(4)(6) • John T. Raymond**(5)
Class II Directors (term expires 2019): • Victor Burk*(4) • Gary R. Petersen*(5)(6) • Robert V. Sinnott**(2)
Class III Directors (term expires 2021): • Bobby S. Shackouls*(3) • Christopher M. Temple* • Oscar K. Brown**
Other Directors (not part of a Class): • Greg L. Armstrong, Chairman of the Board • Willie Chiang, Chief Executive Officer • Harry N. Pefanis, President and Chief Commercial Officer

*
Determined by the Board to be independent under applicable NYSE and/or SEC rules.

**
Designated Director—independence has not been assessed by the Board.

(1)
Chairman of the audit committee.

(2)
Chairman of the compensation committee.

(3)
Chairman of the governance committee.

(4)
Member of the audit committee.

(5)
Member of the compensation committee.

(6)
Member of the governance committee.

        Pursuant to the PAGP GP LLC Agreement, Board members are appointed as follows:

  •
  Seven of the members (at least three of whom must be independent directors eligible to serve on the audit committee) are eligible for election at our annual meetings upon the expiration of their initial terms, and may be removed by the Board;

  •
  Three of the members are designated to serve on the Board by the three members of PAGP GP that currently hold board designation rights: Messrs. Raymond, Sinnott and Brown are designated by affiliates of The Energy & Minerals Group, Kayne Anderson Investment Management Inc. and Occidental Petroleum Corporation, respectively; and

  •
  Willie Chiang is the Chief Executive Officer and is automatically designated as a director under the PAGP GP LLC Agreement. Harry N. Pefanis, President and Chief Commercial Officer, and Greg Armstrong, Chairman of the Board and former CEO, were appointed (and may be removed) by majority vote of the Board.

Any member of PAGP GP that accumulates a "qualifying interest" in AAP of at least 20% (based on the outstanding interests of AAP as of the closing of the Simplification Transactions described below under "Certain Relationships and Related Transactions") and does not otherwise have a PAGP GP board designation right may designate a PAGP GP director, except that there may be no more than three designated directors serving on the Board at any one time. In addition, if PAA fails to make three distributions on its Series A preferred units (whether or not consecutive), the holders of Series A preferred units will have the right to appoint a new member of the Board to serve until such time as all accrued and unpaid distributions on the Series A preferred units have been paid in full.

        At each annual meeting, only the eligible directors of a class whose term is expiring (i.e., directors of such class who are not "designated" directors) will be up for election and, upon election, the elected directors in that class will serve for a term of three years, subject to a director's earlier resignation, death or removal. If a director is elected to the Board to fill a vacancy, that director will have the same remaining term as his or her predecessor. For additional information about the functioning and structure of our Board, please see the section of this proxy statement entitled "Corporate Governance and Related Matters" beginning on page 15.

Class II Director Nominees

        The Board proposes that Messrs. Burk and Petersen, current non-designated Class II directors, be elected to serve until the 2022 annual meeting. Messrs. Burk and Petersen have consented to serve if elected. If either of Messrs. Burk or Petersen becomes unavailable to serve as a director prior to the Annual Meeting, the Board may designate a substitute nominee, or the Board may decide to reduce the size of the Board. In the case of a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

        Victor Burk, age 69, has served as a director of PAGP GP since January 2014. He has been a Managing Director for Alvarez and Marsal, a privately owned professional services firm, since April 2009. From 2005 to 2009, Mr. Burk was the global energy practice leader for Spencer Stuart, a privately owned executive recruiting firm. Prior to joining Spencer Stuart, Mr. Burk served as managing partner of Deloitte & Touche's global oil and natural gas group from 2002 to 2005. He began his professional career in 1972 with Arthur Andersen and served as managing partner of Arthur Andersen's global oil and natural gas group from 1989 until 2002. Mr. Burk served on the board of directors and audit committee of EV Management, LLC, the ultimate general partner of EV Energy Partners, L.P., a publicly traded limited partnership engaged in the acquisition, development and production of oil and natural gas, from September 2006 until June 2018. Mr. Burk served as a director and as chairman of the audit committee of PNGS GP LLC, the general partner of PAA Natural Gas Storage, L.P., from April 2010 through December 2013. Mr. Burk also serves as a board member of the Sam Houston

Area Council of the Boy Scouts of America. He received a BBA in Accounting from Stephen F. Austin State University, graduating with highest honors. The Board has determined that Mr. Burk is "independent" under applicable NYSE rules and qualifies as an "Audit Committee Financial Expert." We believe that Mr. Burk's background, spanning over 30 years of extensive public accounting and consulting in the energy industry, coupled with his demonstrated leadership abilities, brings valuable experience and insight to the Board.

        Gary R. Petersen, age 72, has served as a director of PAGP GP since November 2016. He served as a director of PAA's general partner from June 2001 until November 2016. Mr. Petersen is a Managing Partner of EnCap Investments L.P., an investment management firm which he co-founded in 1988. He also served as a director of EV Energy Partners, L.P. from September 2006 until June 2018. He had previously served as Senior Vice President and Manager of the Corporate Finance Division of the Energy Banking Group for RepublicBank Corporation. Prior to his position at RepublicBank, he was Executive Vice President and a member of the Board of Directors of Nicklos Oil & Gas Company from 1979 to 1984. He served from 1970 to 1971 in the U.S. Army as a First Lieutenant in the Finance Corps and as an Army Officer in the Army Security Agency. He is a member of the Independent Petroleum Association of America, the Houston Producers Forum and the Petroleum Club of Houston. Mr. Petersen holds BBA and MBA degrees in finance from Texas Tech University. The Board has determined that Mr. Petersen is "independent" under applicable NYSE rules. Mr. Petersen has been involved in the energy sector for a period of more than 35 years, garnering extensive knowledge of the energy sectors' various cycles, as well as the current market and industry knowledge that comes with management of approximately $18 billion of energy-related investments. In tandem with the leadership qualities evidenced by his executive background, we believe that Mr. Petersen brings numerous valuable attributes to the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO INSTRUCT PAA TO VOTE "FOR" THE ELECTION OF EACH OF VICTOR BURK AND GARY R. PETERSEN AS A CLASS II DIRECTOR OF OUR GENERAL PARTNER'S BOARD OF DIRECTORS.

Other Directors Not Standing for Election at this Annual Meeting

Class II Designated Director (not subject to Unitholder election):

        Robert V. Sinnott, age 69, has served as a director of PAGP GP since October 2013. He served as a director of PAA's general partner or former general partner from September 1998 until November 2016. Mr. Sinnott is Co-Chairman of Kayne Anderson Capital Advisors, L.P. (an investment management firm). He also served as a Managing Director from 1992 to 1996, Senior Managing Director from 1996 until 2010 and Chief Executive Officer and Chief Investment Officer from 2010 until 2016. He is also President of Kayne Anderson Investment Management, Inc., the general partner of Kayne Anderson Capital Advisors, L.P. Mr. Sinnott served as a director of Kayne Anderson Energy Development Company from 2006 through June 2013. He was Vice President and Senior Securities Officer of the Investment Banking Division of Citibank from 1986 to 1992, and previously held positions with United Energy Resources, a pipeline company, and Bank of America in its oil and gas finance department. Mr. Sinnott serves as vice-chairman of the board of directors of Kayne Anderson Acquisition Corp., a blank check company that intends to acquire and operate a business in the energy industry. He also serves as a director of California Resources Corporation. Mr. Sinnott received a BA from the University of Virginia and an MBA from Harvard. Mr. Sinnott's extensive investment management background includes his current role of overseeing approximately $16 billion of energy-related investments. Coupled with his direct involvement in the energy sector, spanning more than 30 years, the breadth of his current market and industry knowledge is enhanced by the depth of his knowledge of the various cycles in the energy sector. We believe that as a result of his background and knowledge, as well as the attributes of leadership demonstrated by his executive experience, Mr. Sinnott brings substantial experience and skill to the Board.

Class I Independent Directors (terms expire in 2020):

        Everardo Goyanes, age 74, has served as a director of PAGP GP since October 2013. He served as a director of PAA's general partner or former general partner from May 1999 until November 2016. He is Founder of Ex Cathedra LLC (a consulting firm). Mr. Goyanes served as Chairman of Liberty Natural Resources from April 2009 until August 2011. From May 2000 to April 2009, he was President and Chief Executive Officer of Liberty Energy Holdings, LLC (an energy investment firm). From 1999 to May 2000, he was a financial consultant specializing in natural resources. From 1989 to 1999, he was Managing Director of the Natural Resources Group of ING Barings Furman Selz (a banking firm). He was a financial consultant from 1987 to 1989 and was Vice President—Finance of Forest Oil Corporation from 1983 to 1987. From 1967 to 1982, Mr. Goyanes served in various financial and management capacities at Chase Bank, where his major emphasis was international and corporate finance to large independent and major oil companies. Mr. Goyanes sits on the board of Fifth Avenue Real Assets 3 LLC and Fifth Avenue Real Assets 4 LLC, funds advised by Bessemer Trust Company N.A. Mr. Goyanes received a BA in Economics from Cornell University and a Masters degree in Finance (honors) from Babson Institute. The Board has determined that Mr. Goyanes is "independent" under applicable NYSE rules and qualifies as an "Audit Committee Financial Expert." Mr. Goyanes' qualifications as an Audit Committee Financial Expert are supplemented by extensive experience comprising direct involvement in the energy sector over a span of more than 30 years. We believe that this experience, coupled with the leadership qualities demonstrated by his executive background bring important experience and skill to the Board.

        Alexandra Pruner, age 57, has served as a director of PAGP GP since December 2018. Ms. Pruner has served as a Senior Advisor of Perella Weinberg Partners ("PWP"), a global independent advisory firm providing strategic and financial advice and asset-management services, and its energy division, Tudor, Pickering, Holt & Co., since December 2018. She previously served as Partner and Chief Financial Officer of PWP from December 2016 through November 2018. She served as CFO and a member of the Management Committee at Tudor, Pickering, Holt & Co. from the firm's founding in 2007 until its combination with PWP in 2016. Ms. Pruner also serves as a Director and member of the Audit Committee of Anadarko Petroleum Corporation. She is the founder and a board member of Women's Global Leadership Conference in Energy & Technology, is an Emeritus Director of the Amegy Bank Development Board, and is Chair of Brown University's President's Advisory Council on the Economics Department. She is also President of The Houston Symphony Endowment, chair of the Audit Committee and member of the Executive Committee of the United Way of Greater Houston, and serves on the Houston advisory board of The Nature Conservancy, among other volunteer efforts. Ms. Pruner holds a B.A. in Economics from Brown University. The Board has determined that Ms. Pruner is "independent" under applicable NYSE rules and qualifies as an "Audit Committee Financial Expert." Ms. Pruner's extensive experience in the energy industry from a variety of perspectives, along with her strong finance and investment banking background, make her uniquely qualified to serve on the Board.

        J. Taft Symonds, age 79, has served as a director of PAGP GP since November 2016. He served as a director of PAA's general partner from June 2001 until November 2016. Mr. Symonds is Chairman of the Board of Symonds Investment Company, Inc. (a private investment firm). From 1978 to 2004 he was Chairman of the Board and Chief Financial Officer of Maurice Pincoffs Company, Inc. (an international marketing firm). Mr. Symonds has a background in both investment and commercial banking, including merchant banking in New York, London and Hong Kong with Paine Webber, Robert Fleming Group and Banque de la Societe Financiere Europeenne. He was Chairman of the Houston Arboretum and Nature Center and currently serves as a director of Howard Supply Company LLC. Mr. Symonds previously served as a director of Tetra Technologies Inc., Schilling Robotics LLC and Free Flow Wines LLC, where he served on the audit committee. Mr. Symonds received a BA from Stanford University and an MBA from Harvard. The Board has determined that Mr. Symonds is

"independent" under applicable NYSE rules and qualifies as an "Audit Committee Financial Expert." In addition to his qualifications as an Audit Committee Financial Expert, Mr. Symonds has a broad background in both commercial and investment banking, as well as investment management, all with a heavy emphasis on the energy sector. We believe that Mr. Symonds' background offers to the Board a distinct and valuable knowledge base representative of both the capital and physical markets and refined by the leadership qualities evident from his executive experience.

Class I Designated Director (not subject to Unitholder election):

        John T. Raymond, age 48, has served as a director of PAGP GP since October 2013. He served as a director of PAA's general partner from December 2010 until November 2016. Mr. Raymond is the founder and majority owner of The Energy & Minerals Group ("EMG"), which is the management company for a series of specialized private equity funds. EMG was founded in 2006 and focuses on investing across various facets of the global natural resource industry including the upstream and midstream segments of the energy complex. As of December 31, 2018, EMG had approximately $15 billion of regulatory assets under management and approximately $11 billion in commitments have been allocated across the energy sector since inception. From 1998 until founding EMG, Mr. Raymond held various executive leadership positions with several energy companies, including Plains Resources Inc. (the publicly traded predecessor company to Vulcan Energy), Plains Exploration and Production Company, Kinder Morgan, Inc. and Ocean Energy, Inc. From 1992 to 1998, he was a Vice President with Howard Weil Labouisse Friedrichs, Inc. Mr. Raymond has been a direct or indirect owner of PAA's general partner since 2001 and served on the board of PAA's general partner from 2001 to 2005. He serves on numerous other private company boards and currently serves on the board of NGL Energy Holdings LLC, the general partner of NGL Energy Partners, L.P. Mr. Raymond received a BSM degree from the A.B. Freeman School of Business at Tulane University with dual concentrations in finance and accounting and currently sits on the board of the Business School Council. He also serves as a director on the board of the American Heart Association and is a member of YPO. We believe that Mr. Raymond's experience with investment in and management of a variety of upstream and midstream assets and operations provides a valuable resource to the Board.

Class III Independent Directors (terms expire in 2021):

        Bobby S. Shackouls, age 68, has served as a director of PAGP GP since January 2014. Mr. Shackouls served as Chairman of Burlington Resources Inc. from 1997 until its acquisition by ConocoPhillips in 2006, and continued to serve on the ConocoPhillips Board of Directors until his retirement in May 2011. Prior thereto, Mr. Shackouls served as President and Chief Executive Officer of Meridian Oil, Inc., a wholly owned subsidiary of Burlington Resources, from 1994-1995, and as President and Chief Executive Officer of Burlington Resources from 1995 until 2006. Mr. Shackouls currently serves as a director and member of the audit and corporate governance committees of The Kroger Co., as a director, chairman of the compensation committee and member of the nominating and governance committee of Oasis Petroleum, and as a director and member of the audit committee of Quintana Energy Services. He served as a director and member of the audit committee of PNGS GP LLC, the general partner of PAA Natural Gas Storage, L.P., from April 2010 through December 2013. The Board has determined that Mr. Shackouls is "independent" under applicable NYSE rules. We believe that Mr. Shackouls' extensive experience within the energy industry offers valuable perspective and, in tandem with his long history of leadership as the CEO of a public company, make him highly qualified to serve as a member of the Board.

        Christopher M. Temple, age 51, has served as a director of PAGP GP since November 2016. He served as a director of PAA's general partner from May 2009 until November 2016. He is President of DelTex Capital LLC (a private investment firm) and serves as an Operating Executive/Consultant to Tailwind Capital. He served as Chairman of Brawler Industries, LLC, a Midland, Texas based distributor of engineered plastics used in the exploration and production of oil and gas, from September 2012 to July 2016. Mr. Temple serves on the board of HMT Tank, LLC, a provider of above-ground storage tank products and services. He also serves on the board and is chairman of the audit committee of Owl Rock Capital Corporation, Owl Rock Capital Corporation II and Owl Rock Technology Finance Corporation, each of which are Business Development Companies providing debt and equity financing to middle-market companies across a variety of industries. Mr. Temple served as the President of Vulcan Capital, the private investment group of Vulcan Inc., from May 2009 until December 2009 and as Vice President of Vulcan Capital from September 2008 to May 2009. Mr. Temple served on the board of directors and audit committee of Clear Channel Outdoor Holdings from April 2011 through May 2017. Mr. Temple previously served on the board of directors and audit committee of Charter Communications, Inc. from November 2009 through January 2011. Prior to joining Vulcan in September 2008, Mr. Temple served as a managing director at Tailwind Capital LLC from May to August 2008. Prior to joining Tailwind, Mr. Temple was a managing director at Friend Skoler & Co., Inc. from May 2005 to May 2008. From April 1996 to December 2004, Mr. Temple was a managing director at Thayer Capital Partners. Additionally, Mr. Temple was a licensed CPA serving clients in the energy sector with KPMG in Houston, Texas from 1989 to 1993. Mr. Temple holds a BBA, magna cum laude, from the University of Texas and an MBA from Harvard. The Board has determined that Mr. Temple is "independent" under applicable NYSE rules. Mr. Temple has a broad investment management background across a variety of business sectors, as well as experience in the energy sector. We believe that this background, along with the leadership attributes indicated by his executive experience, provide an important source of insight and perspective to the Board.

Class III Designated Director (not subject to Unitholder election):

        Oscar K. Brown, age 48, has served as a director of PAGP GP since August 2017. Mr. Brown is Senior Vice President, Strategy, Business Development and Integrated Supply, at Occidental Petroleum Corporation ("Occidental"). In this role, he oversees Occidental's global business development functions and supports its growth path by advising and executing on new business models, commercial strategies and acquisition and divestiture opportunities. In addition, he is responsible for Occidental's global supply chain efforts. Mr. Brown joined Occidental in August 2016 from Bank of America Merrill Lynch, where he most recently served as managing director and Co-head of Americas Energy Investment Banking. He previously worked at Barclays Capital, Lehman Brothers and Credit Suisse First Boston. Mr. Brown has more than 25 years of energy banking experience in 25 countries, advising on $200 billion of M&A and financing transactions for exploration and production, integrated oil, chemical, midstream and oil field service companies. Mr. Brown serves on the board of Houston's Alley Theatre, is a former board member of Junior Achievement of Southeast Texas, and is an alumnus and emeritus member of The Children's Fund. He holds a BBA degree in Finance and Marketing from the University of Texas at Austin. We believe that Mr. Brown's broad experience in the energy industry, combined with his financial and analytical background, provides the Board a distinctive and valuable perspective.

Other Directors (not classified and not subject to Unitholder election):

        Greg L. Armstrong, age 60, has served as Chairman of the Board of PAGP GP since July 2013 and he served as Chief Executive Officer of PAGP GP from July 2013 until his retirement in October 2018. He also served as Chief Executive Officer of GP LLC from PAA's formation in 1998 until his retirement from that position in October 2018. He served as a director of PAA's general partner or former general partner from PAA's formation until November 2016 when the Board of PAGP GP assumed responsibility for PAA in addition to PAGP and AAP. In addition, he was President, Chief Executive Officer and director of Plains Resources Inc. from 1992 to May 2001 and served in various roles of increasing responsibility from 1981 to 1992. Mr. Armstrong is a director and Chairman of the Federal Reserve Bank of Dallas, and a director of National Oilwell Varco, Inc. Mr. Armstrong is also a member of the advisory board of the Maguire Energy Institute at the Cox School of Business at Southern Methodist University, and is Chairman of the National Petroleum Council.

        Willie Chiang, age 58, has served as a director of PAGP GP since February 2017 and as Chief Executive Officer of PAGP GP and GP LLC since October 2018. He served as Executive Vice President and Chief Operating Officer of PAGP GP and GP LLC from January 2018 until October 2018. He also served as Executive Vice President and Chief Operating Officer (U.S.) of PAGP GP and GP LLC from August 2015 through December 2017. Prior to joining Plains, Mr. Chiang served as Executive Vice President—Operations for Occidental Petroleum Corporation from 2012 until 2015. From 1996 until 2012, he served in various positions at ConocoPhillips, including most recently as Senior Vice President—Refining, Marketing, Transportation and Commercial.

        Harry N. Pefanis, age 61, has served as a director of PAGP GP since February 2017 and as President and Chief Commercial Officer of PAGP GP and GP LLC since January 2018. He served as President and Chief Operating Officer of GP LLC from PAA's formation in 1998 through December 2017, and as President and Chief Operating Officer of PAGP GP from July 2013 through December 2017. He was also a director of PAA's former general partner. In addition, he was Executive Vice President—Midstream of Plains Resources from May 1998 to May 2001. He previously served Plains Resources as: Senior Vice President from February 1996 until May 1998; Vice President—Products Marketing from 1988 to February 1996; Manager of Products Marketing from 1987 to 1988; and Special Assistant for Corporate Planning from 1983 to 1987. Mr. Pefanis was also President of several former midstream subsidiaries of Plains Resources prior to PAA's formation. Mr. Pefanis is a director of Settoon Towing. He also serves as lead independent director of Oasis Midstream Partners, L.P.

CORPORATE GOVERNANCE AND RELATED MATTERS

Our Management and Governance

        As a limited partnership, we do not directly have directors, officers or employees. Our operations and activities are managed by GP LLC, which employs our management and operational personnel (other than our Canadian personnel, who are employed by Plains Midstream Canada ULC). GP LLC is the general partner of AAP, which is the sole member of our general partner. PAGP is the sole member of GP LLC, and PAGP GP is the general partner of PAGP. The Board has responsibility for managing the business and affairs of PAGP, PAA and AAP.

        Our Unitholders are limited partners and do not directly or indirectly participate in our management or operation. Unlike holders of common stock in a corporation, our Unitholders have only limited voting rights on matters affecting our business or governance, subject in all cases to any specific unitholder rights contained in our partnership agreement. In connection with the Simplification Transactions completed in November 2016, we expanded the voting rights of our Unitholders to include the election of directors and, in 2018, we began holding annual meetings for this purpose. For a description of our Board structure and information regarding the election of Directors, see "Proposal 1—Election of Class II Directors."

Board Leadership Structure and Role in Risk Oversight

        Effective with the appointment of Mr. Chiang as CEO in October 2018, our Board separated the offices of CEO and Chairman of the Board, and Mr. Armstrong assumed the role of Chairman of the Board serving in a non-executive capacity. The Board has no set policy with respect to the separation of the offices of Chairman and CEO; rather the Board believes it is in the best interests of PAA and PAGP for the Board to review ongoing conditions and circumstances and to make an appropriate determination to combine, or maintain as separate, the CEO and Chairman roles at the time a new CEO succeeds the current CEO, or upon a significant change in circumstances. We do not have a lead independent director.

        The management of enterprise-level risk (ELR), including cybersecurity risks, may be defined as the process of identifying, managing and monitoring events that present opportunities and risks with respect to the operation of our business and the creation of value for our unitholders. The Board has delegated to management the primary responsibility for ELR management, while the Board has retained responsibility for oversight of management in that regard. Management provides a formal ELR assessment to the Board at least once every year.

Non-Management Executive Sessions and Unitholder Communications

        Non-management directors meet in executive session in connection with each regular Board meeting. The Chairman of the Board acts as presiding director at each such regularly scheduled executive session. Prior to the appointment of a non-executive Chairman of the Board in October 2018, these sessions were presided at by a different non-management director on a rotating basis (determined alphabetically by last name). As circumstances warrant, non-management directors may also meet in executive sessions of special meetings of the Board.

        Interested parties can communicate directly with non-management directors by mail in care of the General Counsel and Secretary or in care of the Vice President of Internal Audit at Plains All American Pipeline, L.P., 333 Clay Street, Suite 1600, Houston, Texas 77002. Such communications should specify the intended recipient or recipients. Commercial solicitations or communications will not be forwarded.

Independence Determinations and Audit Committee

        Because we are a limited partnership, the listing standards of the NYSE do not require that we or our general partner have a majority of independent directors on the Board, or that we establish or maintain a nominating or compensation committee of the Board. We are, however, required to have an audit committee consisting of at least three members, and each member of the audit committee is required to be "independent" as defined in applicable NYSE and SEC rules.

        To be considered independent under NYSE listing standards, our Board must determine that a director has no material relationship with us other than as a director. The standards specify the criteria by which the independence of directors will be determined, including guidelines for directors and their immediate family members with respect to employment or affiliation with us or with our independent public accountants. Although the Board does not assess the independence of our designated directors (Messrs. Brown, Raymond and Sinnott), the Board has assessed the independence of the seven directors that are not current or former members of management (Messrs. Burk, Goyanes, Petersen, Shackouls, Symonds, Temple and Ms. Pruner) and has concluded that such directors are independent under applicable NYSE and/or SEC standards.

        We have an audit committee that reviews our external financial reporting, engages our independent auditors, and reviews the adequacy of our internal accounting controls. The charter of our audit committee is available on our website. See "—Meetings and Other Information" for information on how to access or obtain copies of this charter. The Board has determined that each member of our audit committee (Messrs. Goyanes (chair), Burk, Symonds and Ms. Pruner) is (i) "independent" under applicable NYSE and SEC rules and (ii) an "Audit Committee Financial Expert," as that term is defined in Item 407 of Regulation S-K.

        None of the members of our audit committee has any relationships with any of PAGP GP, PAGP or us, other than as a director, shareholder or unitholder.

Compensation Committee; Compensation Committee Interlocks and Insider Participation

        Although not required by NYSE listing standards, we have a compensation committee that reviews and makes recommendations to the Board regarding the compensation for the executive officers and administers our equity compensation plans for officers and key employees. The charter of our compensation committee is available on our website. See "—Meetings and Other Information" for information on how to access or obtain copies of this charter. The compensation committee currently consists of Messrs. Sinnott (chair), Petersen and Raymond. Under applicable stock exchange rules, none of the members of our compensation committee is required to be "independent." The compensation committee has the sole authority to retain any compensation consultants to be used to assist the committee, but did not retain any consultants in 2018. The compensation committee has delegated limited authority to the CEO to administer our long-term incentive plans with respect to employees other than executive officers.

        During 2018, none of the members of the compensation committee was an officer or employee of ours or any of our subsidiaries, or served as an officer of any company with respect to which any of our executive officers served on such company's board of directors. In addition, none of the members of the compensation committee are former employees of ours or any of our subsidiaries. Mr. Petersen is associated with EnCap, Mr. Raymond is associated with EMG and Mr. Sinnott is associated with Kayne Anderson and its affiliates. We have relationships with these entities. See "Certain Relationships and Related Transactions."

Governance and Other Committees

        Although not required by NYSE listing standards, we also have a governance committee that periodically reviews our governance guidelines. The charter of our governance committee is available on our website. See "—Meetings and Other Information" for information on how to access or obtain copies of this charter. The governance committee currently consists of Messrs. Shackouls (chair), Petersen and Symonds. Under applicable stock exchange rules, none of the members of our governance committee is required to be "independent;" however, all of the current members of our governance committee are independent under applicable stock exchange rules. With respect to any director nominations to be made by the Board in connection with director elections or in the event of a vacancy in the three required independent director seats on our Board, in each case to the extent requested by the Chairman of the Board, the governance committee will assist in identifying and screening potential candidates. Upon request, the governance committee is also available to assist in identifying and screening potential candidates for any vacancy with respect to directors other than the three required independent directors or directors designated by a designating member. The governance committee will base any recommendations on an assessment of the skills, experience and characteristics of the candidate in the context of the needs of the Board. The governance committee does not have a formal policy with regard to the consideration of diversity in identifying and assessing director nominees; however, it has considered and will continue to consider diversity in connection with the process of identifying and assessing potential Board candidates. As a minimum requirement for the three required independent Board seats, any candidate must be "independent" and qualify for service on the audit committee under applicable SEC and NYSE rules and the PAGP GP LLC Agreement.

        Our partnership agreement allows for the establishment or activation of a conflicts committee as circumstances warrant to review conflicts of interest between us and our general partner or its owners. Such committee will typically consist of a minimum of two independent, non-employee members of the Board. Our partnership agreement provides that any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us, approved by all of our partners, and not a breach by our general partner of any duties owed to us or our unitholders. See "Certain Relationships and Related Transactions—Review, Approval or Ratification of Transactions with Related Persons."

        Our partnership agreement limits any fiduciary duties our general partner might owe to our Unitholders. Our general partner is liable for all of our debts (to the extent not paid from our assets), except for indebtedness or other obligations that are made specifically non-recourse to it. Our general partner has the sole discretion to incur indebtedness or other obligations on our behalf on a non-recourse basis to the general partner. Our general partner has in the past exercised such discretion, in most instances involving payment liability, and may exercise such discretion again in the future.

Meetings and Other Information

        During the last fiscal year, our Board had four meetings, our audit committee had ten meetings, our compensation committee had two meetings and our governance committee had one meeting. Our governance committee also assisted with other various items during the year including, among other things, the assessment of Ms. Pruner's qualifications to serve on the Board and the Board's annual self-assessment process. All directors have access to members of management, and a substantial amount of information transfer and informal communication occurs between meetings. None of our directors attended fewer than 75% of the aggregate number of meetings of the Board and applicable committees of the Board on which the director served.

        All of our standing committees have charters. Our committee charters and governance guidelines, as well as our Code of Business Conduct and our Code of Ethics for Senior Financial Officers (which applies to our principal executive officer, principal financial officer and principal accounting officer), are available under the Structure and Governance tab under "Company Information" in the Investor

Relations section of our Internet website at http://www.plainsallamerican.com. We intend to disclose any amendment to or waiver of the Code of Ethics for Senior Financial Officers and any waiver of our Code of Business Conduct on behalf of an executive officer or director either on our Internet website or in an 8-K filing.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires directors, executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of such equity securities. Such persons are also required to furnish us with copies of all Section 16(a) forms that they file. Such reports are accessible on or through our Internet website at http://www.plainsallamerican.com.

        Based solely upon a review of the copies of Forms 3, 4 and 5 furnished to us, or written representations from certain reporting persons that no Forms 5 were required, we believe that our executive officers and directors complied with all filing requirements with respect to transactions in our equity securities during 2018.

EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to our executive officers (for purposes of Item 401(b) of Regulation S-K) as of the date of this proxy statement. Executive officers are appointed by the Board. There is no family relationship between any executive officer and director.

Name	Age (as of 3/25/19)	Position
Willie Chiang*	58	Chief Executive Officer and Director
Harry N. Pefanis*	61	President, Chief Commercial Officer and Director
Al Swanson	55	Executive Vice President and Chief Financial Officer
Richard K. McGee	58	Executive Vice President, General Counsel and Secretary
Chris R. Chandler	47	Executive Vice President and Chief Operating Officer
Jeremy L. Goebel	41	Executive Vice President—Commercial
Chris Herbold	46	Senior Vice President and Chief Accounting Officer

*
Biographical information for Messrs. Chiang and Pefanis is located under Proposal 1—Election of Class II Directors.

        Al Swanson has served as Executive Vice President and Chief Financial Officer of GP LLC since February 2011. He previously served as Senior Vice President and Chief Financial Officer from November 2008 through February 2011, as Senior Vice President—Finance from August 2008 until November 2008 and as Senior Vice President—Finance and Treasurer from August 2007 until August 2008. He served as Vice President—Finance and Treasurer from August 2005 to August 2007, as Vice President and Treasurer from February 2004 to August 2005 and as Treasurer from May 2001 to February 2004. In addition, he held finance related positions at Plains Resources including Treasurer from February 2001 to May 2001 and Director of Treasury from November 2000 to February 2001. Prior to joining Plains Resources, he served as Treasurer of Santa Fe Snyder Corporation from 1999 to October 2000 and in various capacities at Snyder Oil Corporation including Director of Corporate Finance from 1998, Controller—SOCO Offshore, Inc. from 1997, and Accounting Manager from 1992. Mr. Swanson began his career with Apache Corporation in 1986 serving in internal audit and accounting. Mr. Swanson also serves as Executive Vice President and Chief Financial Officer of PAGP GP.

        Richard K. McGee has served as Executive Vice President, General Counsel and Secretary of GP LLC since February 2013. He served as Vice President, General Counsel and Secretary from

March 2012 until February 2013 and served as Vice President and Deputy General Counsel from August 2011 through March 2012. He also served as Vice President—Legal and Business Development of PAA's natural gas storage business from September 2009 through March 2012. From January 1999 to July 2009, he was employed by Duke Energy, serving as President of Duke Energy International from October 2001 through July 2009 and serving as general counsel of Duke Energy Services from January 1999 through September 2001. He previously spent 12 years at Vinson & Elkins L.L.P., where he was a partner with a focus on acquisitions, divestitures and development work for various clients in the energy industry. Mr. McGee also serves as Executive Vice President, General Counsel and Secretary of PAGP GP.

        Chris R. Chandler has served as Executive Vice President and Chief Operating Officer of GP LLC since March 2019. He served as Senior Vice President—Strategic Planning and Acquisitions since joining Plains in May 2018 until March 2019. Mr. Chandler has more than 20 years of energy industry experience. Prior to joining Plains, he served in a number of leadership roles at Phillips 66, most recently as General Manager—Corporate Strategy, and previously as General Manager—Midstream Commercial and Business Development, as well as numerous leadership roles in refining. Mr. Chandler also serves as Executive Vice President and Chief Operating Officer of PAGP GP.

        Jeremy L. Goebel has served as Executive Vice President—Commercial of GP LLC since March 2019. He served as Senior Group Vice President—Commercial from May 2018 to March 2019, as Senior Vice President—Acquisitions and Strategic Planning from April 2017 until May 2018, as Vice President—Acquisitions and Strategic Planning from July 2015 until April 2017, as Assistant Vice President—Lease Supply from July 2014 until July 2015, and as Managing Director—Acquisitions and Strategic Planning from January 2013 until July 2014. Prior to joining Plains in 2013, he was employed by Simmons & Company International. Mr. Goebel has more than 18 years of energy and investment banking experience. Mr. Goebel also serves as Executive Vice President—Commercial of PAGP GP.

        Chris Herbold has served as Senior Vice President and Chief Accounting Officer of GP LLC since August 2018. He served as Vice President—Accounting and Chief Accounting Officer from August 2010 until August 2018. He served as Controller of PAA from 2008 until August 2010. He previously served as Director of Operational Accounting from 2006 to 2008, Director of Financial Reporting and Accounting from 2003 to 2006 and Manager of SEC and Financial Reporting from 2002 to 2003. Prior to joining PAA in April 2002, Mr. Herbold spent seven years working for the accounting firm Arthur Andersen LLP. Mr. Herbold also serves as Senior Vice President and Chief Accounting Officer of PAGP GP.

EXECUTIVE COMPENSATION

Compensation Committee Report

        The compensation committee reviews and makes recommendations to the Board regarding the compensation for our executive officers and directors. In fulfilling its oversight responsibilities, the compensation committee reviewed and discussed the following compensation discussion and analysis with management and, based on such review and discussion, has recommended to the Board that the compensation discussion and analysis be included in this proxy statement.

Robert V. Sinnott, Chairman Gary R. Petersen John T. Raymond

Compensation Discussion and Analysis

Background

        All of our officers and employees are employed by GP LLC. Under our partnership agreement, we are required to reimburse our general partner and its affiliates for all employment-related costs, including compensation for our Named Executive Officers (defined in the Summary Compensation Table below). For 2018, our Named Executive Officers include the two individuals who served as CEO, our CFO, and the three most highly compensated executive officers (other than our CEO and CFO). Therefore, as used throughout this Compensation Discussion and Analysis, the term Named Executive Officers includes Messrs. Armstrong (who served as CEO prior to October 1, 2018), Chiang (who has served as CEO since October 1, 2018), Pefanis, Swanson, Nerbonne and McGee. Mr. Nerbonne served as an executive officer during 2018 and passed away on December 31, 2018.

        At our 2018 Annual Meeting, 86% of the votes cast by our unitholders approved, on a non-binding advisory basis, the compensation paid to our Named Executive Officers as described in the 2018 Proxy Statement. Also at our 2018 Annual Meeting, unitholders voted in favor of a proposal to hold a "say on pay" vote on an annual basis. The compensation committee and the Board value the opinions of our unitholders and will carefully consider future "say on pay" votes when making future compensation decisions for our Named Executive Officers.

Compensation Elements and Objectives

        Since our inception, we have employed a compensation philosophy that emphasizes pay for performance, both on an individual and entity level, and places the majority of each Named Executive Officer's compensation at risk. At-risk compensation is typically tied to the achievement of one or more performance metrics that measure value creation over both the near and longer term. The primary near-term metric is annual earnings and cash flow levels as represented by Adjusted EBITDA (defined below), and the primary long-term measure of our performance our ability to sustain and increase our distributable cash flow ("DCF") per common unit consistent with our overall financial strategy. We believe our pay-for-performance approach aligns the interests of executive officers with that of our equity holders, and at the same time enables us to maintain a lower level of base overhead in the event operating and financial performance is below expectations. Our executive compensation is designed to (i) attract and retain individuals with the background and skills necessary to successfully execute our business model in a demanding environment, (ii) motivate those individuals to reach near-term and long-term goals in a way that aligns their interest with that of our unitholders, and (iii) reward success in reaching such goals. We use three primary elements of compensation to fulfill that design—salary, cash bonus and long-term equity incentive awards.

        While we do not formally "benchmark" salary or bonus amounts, we believe our salaries are generally competitive with the narrower universe of large-cap master limited partnerships, but are moderate relative to the broad spectrum of energy industry competitors for similar talent. Cash bonuses and equity incentives (as opposed to salary) represent the performance driven elements and reflect our significant weighting towards performance based, at-risk compensation. They are also flexible in application and can be tailored to meet our objectives. Cash bonuses provide motivation and reward for achieving the annual goals established at the beginning of each year. Salaries and cash bonuses, as well as currently payable distributions associated with contingent equity grants, serve as near-term retention tools. Contingent equity grants in the form of phantom unit awards and associated distribution equivalent rights ("DERs") under our long-term incentive plans and AAP Management Units (defined and described below) provide motivation and reward over both the near-term and long-term for achieving performance thresholds necessary for such awards to become earned and vested. Longer-term retention is also facilitated by minimum service periods associated with phantom unit awards and the long-term vesting profile of the AAP Management Units.

        We do not maintain a defined benefit or pension plan for our employees, including the Named Executive Officers, as we believe such plans primarily reward longevity and not performance. We provide a basic benefits package generally to all employees, including the Named Executive Officers, which includes a 401(k) plan and health, disability and life insurance.

        By stressing the performance-based compensation elements described above, we strive to create a performance-driven environment in which our executive officers are (i) motivated to perform over both the short term and the long term, (ii) appropriately rewarded for their services, and (iii) encouraged to remain with us even after meeting long-term performance thresholds in order to meet the minimum service periods and realize the opportunity to earn future rewards. We believe our compensation philosophy as implemented by application of the three primary compensation elements (i) aligns the interests of the Named Executive Officers with our unitholders, (ii) positions us to achieve our business goals, and (iii) effectively encourages the exercise of sound judgment and risk-taking that is conducive to creating and sustaining long-term value. To facilitate the compensation committee in reviewing and making recommendations, a compensation "tally sheet" is prepared by the CEO and General Counsel and provided to the compensation committee. We believe the processes employed by the compensation committee and by the Board in applying the elements of compensation (as discussed in more detail below) provide an adequate level of oversight with respect to the degree of risk being taken by management to achieve short-term performance goals. See "Relation of Compensation Policies and Practices to Risk Management."

General Background and Process Description Regarding Compensation Elements

        Salary.    We do not make systematic annual adjustments to the salaries of the Named Executive Officers, but we do make salary adjustments in connection with promotions or taking on increased responsibilities. In 2017, we completed a broad review of our organization structure and in conjunction therewith implemented changes that generally raised base salary levels and lowered expectations for annual bonuses for employees, including the Named Executive Officers. The salary adjustments made in 2017 for our Named Executive Officers ranged from $100,000 to $150,000.

        Annual Bonuses.    In 2018, we transitioned to a more formulaic approach in determining annual bonuses, although the final amounts that are paid may be adjusted at the discretion of the Board. In general, annual bonuses for the Named Executive Officers are determined within a framework that includes an annual bonus target for each Named Executive Officer, expressed as a percentage of base salary, and the determination of an actual payout as a percentage of such target bonus amount based on an assessment of company performance relative to certain stated goals and individual contributions with respect thereto. Annual company goals will typically include financial, safety, environmental and other specified goals, and each goal, as well as the individual performance component, is assigned a weighting or percentage share of the total bonus opportunity. Annual goals and objectives, as well as weightings and potential payout ranges (expressed as a percentage of target) are established at the beginning of each year and are discussed and reviewed with the Board in conjunction with the review and approval of our annual plan. Payout percentages relative to achievement of specified goals may range from 0 - 200% of an individual's target bonus opportunity. In addition, overall bonus payouts or the portion of the payout attributable to a particular company goal, as well as the payout for individual contributions, are subject to modification based on the discretion of management and the Board, taking into account performance relative to unforeseen opportunities and challenges and such other factors as may be determined to be relevant.

        At the end of each year, the CEO performs an assessment of our performance relative to goals. Key quantitative measures within the annual bonus framework include Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization (including our proportionate share of depreciation and amortization and gains and losses on significant asset sales by unconsolidated entities), gains and losses on asset sales and asset impairments, and gains on sales of investments in unconsolidated entities, adjusted for certain selected items impacting comparability), as well as DCF per common unit and various safety and environmental metrics. The CEO's written analysis of our performance examines accomplishments and shortfalls relative to established objectives and also assesses overall performance against opportunities and challenges, taking into account controllable and non-controllable factors encountered during the year.

        The resulting document and supporting detail is submitted to the Board for review and comment. Based on the conclusions set forth in the annual performance review and the framework described above, annual bonus amounts are calculated and the CEO submits the resulting amounts along with any recommendations for discretionary adjustments to the compensation committee for all Named Executive Officers other than himself. Factors considered by the CEO in determining whether to recommend discretionary adjustments to bonus payout amounts include (i) whether or not we achieved the goals established for the year and any notable shortfalls relative to expectations; (ii) the level of difficulty associated with achieving such objectives based on the opportunities and challenges encountered during the year; (iii) current year operating and financial performance relative to both public guidance and prior year's performance; (iv) significant transactions or accomplishments for the period not included in the goals for the year; (v) our relative prospects at the end of the year with respect to future growth and performance; and (vi) our positioning at the end of the year with respect to its targeted credit profile. The CEO takes these factors into consideration, as well as the relative contributions of each of the Named Executive Officers to the year's performance, in developing his recommendations for bonus amounts.

        These recommendations are reviewed by and discussed with the compensation committee, adjusted as appropriate, and submitted to the Board for its review and approval. Similarly, the compensation committee typically assesses the CEO's contribution toward meeting goals, and may recommend discretionary adjustments to the bonus payout amount for the CEO it believes to be commensurate with such contribution. The current practice is for the CEO to submit to the compensation committee a preliminary draft of bonus recommendations with the amount for the CEO left blank. In the context of discussing and adjusting bonus amounts for other executives set forth in the preliminary draft, the compensation committee reaches consensus on the appropriate bonus amount for the CEO. The preliminary draft is then revised to include any changes or adjustments, as well as an amount for the CEO, in the formal submittal to the compensation committee for review and recommendation to the Board.

        Long-Term Incentive Awards.    We use performance-indexed phantom unit grants issued under our Long-Term Incentive Plans to encourage and reward timely achievement of targeted metrics designed to align the long-term interests of the Named Executive Officers with those of our unitholders. These grants typically require minimum service periods in order to encourage long-term retention. A phantom unit grant provides the holder with the right to receive, upon the satisfaction of vesting criteria specified in the grant, a common unit (or cash equivalent). We do not use options as a form of incentive compensation. Unlike "vesting" of an option, vesting of a phantom unit results in delivery of a common unit or cash of equivalent value as opposed to a right to exercise an option to purchase units. Terms of phantom unit grants may vary, but generally phantom units vest upon the later of achievement of designated performance thresholds tied to either certain DCF per common unit and/or distribution levels, and continued employment for periods ranging from two to five years. Phantom unit grants also typically provide for the Named Executive Officers to receive DERs on the applicable phantom units prior to vesting in the underlying common units.

        Prior to 2018, we did not make systematic annual grants of phantom unit awards to our Named Executive Officers. Although we made "off cycle" awards from time to time to retain talent and incentivize performance during challenging market conditions, we generally timed the granting of awards such that the creation of new long-term incentives coincided with the satisfaction of performance thresholds under existing awards every two to three years. In 2018, we modified the practice of granting larger phantom unit awards every two to three years in favor of granting smaller annual awards based on a formula tied to salary and unit price. The size of the annual grant for a specified individual is based on a designated percentage of their base salary that takes into account their expected contribution in respect of longer term performance objectives.

        An additional equity incentive tool that has been used in the past involved the issuance to executives of Class B units of AAP ("AAP Management Units"). While no AAP Management Unit awards were granted in 2018, certain Named Executive Officers held such awards during 2018, as reflected in the "Outstanding Equity Awards at Fiscal Year-End" table below. AAP Management Units were authorized and created in 2007 by the owners of AAP, who authorized the compensation committee to issue grants of AAP Management Units to create additional long-term incentives for PAA's management designed to attract talent and encourage retention over an extended period of time. The AAP Management Units represent a profits interest in AAP, entitling the holder to participate in future profits and losses from operations, current distributions from operations, and an interest in future appreciation or depreciation in AAP's asset values, but they do not represent an interest in the capital of AAP on the applicable grant date of the AAP Management Units.

        The AAP Management Units are subject to restrictions on transfer and generally become incrementally "earned" (entitled to receive distributions) upon achievement of certain performance thresholds that are aligned with the interests of PAA's common unitholders. To encourage retention following achievement of the applicable performance benchmarks, AAP retained a call right to purchase any earned AAP Management Units at a discount to fair market value that is generally exercisable upon the termination of a holder's employment with GP LLC and its affiliates (other than termination under certain circumstances such as a termination without cause or by the employee for good reason) prior to certain stated dates. The size of the discount to fair market value reflected in the potential call right purchase price decreases over time pursuant to a formula set forth in each AAP Management Unit grant agreement. If a holder of an AAP Management Unit remains employed past the stated date (or prior to such date such holder is terminated without cause or quits for good reason), any earned units are no longer subject to the call right and are deemed to have "vested." All earned AAP Management Units will also vest if AAP does not timely exercise its call right or in the event of a change of control.

        As long as the PAGP Class A shares are publicly traded, each vested AAP Management Unit may be converted into Class A units of AAP ("AAP units") and a like number of PAGP Class B shares based on a conversion ratio of approximately 0.941. Following any such conversion, the resulting AAP units and PAGP Class B shares are exchangeable for PAGP Class A shares or redeemable for PAA common units, in each case on a one-for-one basis as provided in the AAP limited partnership agreement. See "Certain Relationships and Related Transactions—AAP Management Units."

        Prior to the Simplification Transactions completed in November 2016, the entire economic burden of the AAP Management Units was borne by AAP. However, in connection with the closing of the Simplification Transactions, AAP received one PAA common unit for each outstanding earned AAP Management Unit (on a post-conversion basis), and PAA withheld approximately 800,000 units from the Simplification Transactions consideration for future distributions to AAP when and if any outstanding but unearned AAP Management Units become earned. As of March 25, 2019, all but 35,350 of such withheld units have been issued to AAP in connection with additional AAP Management Units becoming earned. The compensation committee does not plan to issue any additional AAP Management Units.

        As of March 25, 2019, all AAP Management Units previously granted to Messrs. Armstrong, Pefanis and Swanson and a portion of the AAP Management Units previously granted to Mr. Nerbonne had vested and have been converted into AAP units and are no longer outstanding. As of March 25, 2019, Messrs. Chiang, Nerbonne and McGee owned an aggregate of 872,298 AAP Management Units, all of which have been earned. Mr. Nerbonne's earned AAP Management Units were effectively vested as of his passing on December 31, 2018. The earned AAP Management Units held by Messrs. Chiang and McGee will vest on dates ranging from January 1, 2020 through December 31, 2022.

2018 Performance Overview and Specific Application of Compensation Elements in 2018

        At the beginning of 2018, we established key quantitative goals related to Adjusted EBITDA1 ($2.3 billion), DCF per common unit ($2.03) and a 20% improvement in certain safety and environmental metrics related to total recordable injury rate and federally reportable releases. We also established several internal quantitative and qualitative financial, commercial, operational and organizational goals that included progressing our deleveraging plan, implementing strategic plan initiatives and advancing multi-year programs and initiatives to prepare the organization for future growth.

        Relative to our quantitative financial performance metrics of Adjusted EBITDA and DCF per common unit, we reported results of $2.68 billion and $2.46, respectively, which exceeded our stated goals by approximately 17% and 21%, respectively. We also reported Implied DCF1 of approximately $1.95 billion, which exceeded our beginning of the year plan by approximately 19%, and Adjusted Net Income Attributable to PAA of approximately $1.57 billion, which exceeded our beginning of the year plan by approximately 25%.We also generated more than $900 million of cash flow in excess of distributions and ended the year with distribution coverage of 189%.

        During 2018, we also meaningfully advanced the deleveraging program that was initiated in 2017 and exited the year with a long term debt to Adjusted EBITDA multiple of 3.4x and approximately $2.9 billion of committed liquidity.

        With respect to our stated goals regarding safety and environmental metrics, we achieved year over year improvement but fell short of our aggressive 20% reduction targets for federally reportable releases and safety-related total recordable injury rate, achieving a 9% reduction in recordable injuries and a 14% reduction in federally reportable releases. Federally reportable release volumes decreased by 84% over the previous year, continuing a multi-year improvement trend.

1
Adjusted EBITDA and Implied DCF are non-GAAP financial measures. Information regarding these non-GAAP financial measures, including a reconciliation to the most directly comparable GAAP measures, is included under the caption "Non-GAAP Financial Measures" beginning on page 83 of our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC.

        In developing his annual bonus compensation recommendations, our CEO primarily considered the quantitative factors and context described above. Additionally, as noted in the annual performance review provided to the Board, our CEO noted several qualitative factors and positive achievements, including the following:

  •
  Executed a $1.9 billion expansion capital program generally on time (or ahead of time) and on budget, including development and expansion of key assets in the Permian Basin;

  •
  Advanced several key commercial initiatives including the Wink-to-Webster pipeline joint venture with ExxonMobil, and the Capline reversal project in tandem with a potential expansion and extension of the Diamond pipeline;

  •
  Completed approximately $1.3 billion of asset sales, including the sale of a portion of our interest in the BridgeTex pipeline; and

  •
  At the end of 2018, we provided preliminary 2019 guidance for Adjusted EBITDA of $2.75 billion.

        We also continued to plan for the future within our organizational structure and made a number of changes to improve effectiveness and efficiency, including execution of the CEO succession plan, multiple senior officer promotions and new hires, advancement of plans to improve internal systems and processes, and continued to make improvements in the areas of safety, integrity, and environmental compliance.

        For 2018, the elements of compensation were applied as described below.

        Salary.    In October 2018, Mr. Chiang's salary was increased from $400,000 to $600,000 in connection with his appointment to the CEO role. For the third consecutive year, Mr. Armstrong made the unilateral election to forego approximately 90% of his CEO-related base salary. Mr. Armstrong retired as our CEO in October 2018. He receives an annual salary of $250,000 for his continued employment as non-executive Chairman of the Board. Salary amounts in the Summary Compensation Table for Messrs. Armstrong and Chiang reflect a blended rate for 2018. No other salary adjustments for Named Executive Officers were recommended or made during 2018. See "—Employment Contracts" for additional information regarding the base salaries of the Named Executive Officers with employment contracts.

        Cash Bonuses.    For 2018, annual bonus targets for the Named Executive Officers, expressed as a percentage of base salary, were as follows:

Named Executive Officer	Annual Bonus Target (as a Percentage of Base Salary)

Greg L. Armstrong	N/A *

Willie Chiang	250%

Harry N. Pefanis	250%

Al Swanson	200%

Daniel J. Nerbonne	200%

Richard McGee	200%

*
An annual bonus target was not established for Mr. Armstrong at his request; however, as noted below, the compensation committee ultimately awarded a discretionary bonus to Mr. Armstrong in recognition of his contributions as CEO to PAA's 2018 performance.

        As outlined in the table below, the goals (and weightings) for 2018 established at the beginning of the year were company performance (67% overall weighting allocated among Adjusted EBITDA (40%), DCF per common unit (40%) and safety/environmental (20%)) and individual performance (33% weighting). The minimum and maximum payout levels of 0% and 200%, respectively, for Adjusted EBITDA and DCF per common unit were set at 85% and 110%, respectively, of the applicable target with linear interpolation between those points. The minimum and maximum payout levels of 0% and 200%, respectively, for the safety and environmental metrics were set at 80% of the proposed reduction and 120% of the proposed reduction, respectively, with linear interpolation between those points. The table below includes actual 2018 performance levels for Adjusted EBITDA and DCF per common unit and the range of improvement for our safety and environmental metrics.

Component	Weight	Threshold	Target	Maximum	Actual

Company Performance	67%	(0% payout)	(100% payout)	(200% payout)

Adjusted EBITDA (40%)		$1.955 billion	$2.300 billion	$2.530 billion	$2.684 billion

DCF per Common Unit (40%)		$1.73	$2.03	$2.23	$2.46

Safety/Environmental Performance (20%)		20% Year over Year Reduction in total recordable injury rate and federally reportable releases			Year over Year Reduction ranging from 9 - 14%

Individual Performance (discretionary)	33%	N/A	N/A	N/A	N/A

        Based on our bonus framework, the actual performance achieved relative to our stated goals, and the CEO's annual performance review and recommendations, including management judgment and discretion, the compensation committee recommended to the Board and the Board approved the following annual bonuses for the Named Executive Officers:

Named Executive Officer	2018 Target Bonus Amount	2018 Actual Bonus Amount

Greg L. Armstrong	N/A	$1,800,000	*

Willie Chiang	$1,000,000	$2,000,000	*

Harry N. Pefanis	$1,000,000	$1,500,000

Al Swanson	$800,000	$1,300,000

Daniel J. Nerbonne	$800,000	$1,300,000

Richard McGee	$800,000	$1,300,000

*
The compensation committee recommended a discretionary bonus for Mr. Armstrong in recognition of his contributions as CEO to our performance during 2018. Mr. Chiang's bonus reflects a blended payout in consideration of his transition to CEO during the year and the compensation committee's exercise of positive discretion for a successful transition.

        Long-Term Incentive Awards.    Beginning in 2018, annual LTIP targets for the Named Executive Officers, expressed as a percentage of base salary, were established as set forth in the table below. To facilitate the transition in 2018 to the new approach of making smaller annual awards, and taking into consideration outstanding prior awards, in March 2018, the Board authorized the grant to Messrs. Chiang, Swanson, Nerbonne and McGee of special transition LTIP awards equal to approximately 50% of the expected level of future annual awards based on applicable target amounts as set forth below:

Named Executive Officer	Annual LTIP Target Value (as a percentage of base salary)	2018 Special Transition LTIP Award Value (50% of Target) (based on a hypothetical unit price of $21)

Greg L. Armstrong	N/A *	N/A	*

Willie Chiang	500%	$1,000,000

Harry N. Pefanis	N/A *	N/A	*

Al Swanson	300%	$600,000

Daniel J. Nerbonne	250%	$500,000

Richard McGee	250%	$500,000

*
Annual LTIP targets were not established for and grants were not awarded to Messrs. Armstrong and Pefanis as each of them declined to participate in the 2018 long-term incentive program.

        The 2018 special transition grants include associated DERs. One-half of the phantom units covered by the 2018 LTIP awards will vest in May 2021; the other half vested in February 2019 as a result of our achievement of a trailing four quarter DCF per common unit of $2.30 as of December 31, 2018. See the "Grants of Plan Based Awards Table" below for additional information regarding the 2018 grants.

        In March 2018, the Board also amended the performance terms of 298,667 PAA LTIP awards collectively held by Messrs. Chiang, Swanson, Nerbonne and McGee, and 493,023 AAP Management Units collectively held by Messrs. Chiang, Nerbonne and McGee. The modifications to these historical awards were made in order to insure that the performance metric under these awards remained tied to our underlying financial performance notwithstanding the Board's capital allocation decision in August 2017 to reduce our distribution level and retain a meaningful amount of cash flow to improve our distribution coverage and reduce leverage. In addition, the reduction of our distribution level from $2.20 per unit to $1.20 per unit in August 2017, together with the reduction in value of the underlying equity interests (PAA units or PAGP Class A shares) relative to the values as of the 2015 or 2016 grant dates of such awards, resulted in a significant reduction in the potential value, and therefore the retentive effect, of such awards. For example, with respect to the AAP Management Units awarded to Mr. Chiang in August of 2015, the split adjusted value of the underlying equity interests (PAGP Class A shares) dropped by approximately 50% between August 2015 and March 2018. Prior to the modification of these awards, the applicable performance thresholds were (i) in the case of the LTIP awards, tied to the achievement of annualized quarterly distribution levels ranging from $2.30 per unit to $2.65 per unit and (ii) in the case of the AAP Management Units, tied to the achievement following March 31, 2017 of annualized quarterly distribution levels ranging from $2.20 per unit to $2.80 per unit and the generation by us of minimum aggregate distributable cash flow levels ranging from $1.5 billion to $2.05 billion on a trailing four quarter basis (subject to adjustment under certain circumstances to account for significant asset sales). Following the modification, the performance metric changed from annualized quarterly distributions per unit and aggregate DCF to DCF per common unit on a trailing four quarter basis with threshold amounts ranging from $2.30 per unit to $2.65 per unit for LTIP awards and $1.90 per unit to $2.50 per unit for AAP Management Units. The service periods and other terms of these awards were not modified. The modifications to these historical awards resulted in a change in the probable value of such awards that is included as 2018 compensation in the Summary Compensation Table under the column titled "Stock Awards." See the "Summary Compensation Table," "Grants of Plan-Based Awards Table" and the "Outstanding Equity Awards at Fiscal Year-End Table" below for more information.

        In connection with his promotion to the CEO role, in August 2018, the Board awarded a special LTIP grant to Mr. Chiang for 500,000 phantom units. The special grant of phantom units was designed to more closely align Mr. Chiang's total compensation as CEO with the total compensation of CEOs at peer organizations, but did so through a long term contingent equity award that will only provide incremental value to Mr. Chiang upon the satisfaction of certain performance thresholds and/or service periods. Accordingly, the phantom units under Mr. Chiang's special grant will vest (become payable 1-for-1 in common units) as follows: (1) 25% will vest upon the later of October 1, 2023 and the first distribution date on which we will have generated DCF per common unit of at least $3.00 on a trailing four quarter basis, and (2) 75% will vest upon the later of October 1, 2023 and the first distribution date on which we will have generated DCF per common unit of at least $3.50 on a trailing four quarter basis, in both cases with the initial performance-related measurement period beginning no sooner than January 1, 2021. Mr. Chiang's special grant provides that if his employment is terminated other than for cause (1) prior to October 1, 2019, 20% of his unvested phantom units would be deemed nonforfeitable on the date of such termination and would vest on the next following distribution date; (2) after October 1, 2019, but prior to October 1, 2020, 40% of his unvested phantom units would be deemed nonforfeitable on the date of such termination and would vest on the next following distribution date; (3) after October 1, 2020, but prior to October 1, 2021, 60% of his unvested phantom units would be deemed nonforfeitable on the date of such termination and would vest on the next following distribution date; and (4) after October 1, 2021, any unvested phantom units with respect to which we had achieved the applicable DCF per common unit vesting criteria as of the date of termination would be deemed nonforfeitable on the date of such termination and would vest on the next following distribution date. Any phantom units and/or DERs that have not vested by October 1, 2025 will expire at that time. The phantom units include tandem DERs that will vest (begin paying common unit equivalent distributions) as follows: (1) one-third will vest on the first distribution date on which we generate DCF per common unit of at least $2.50 on a trailing four quarter basis, (2) one-third will vest on the first distribution date on which we generate DCF per common unit of at least $2.60 on a trailing four quarter basis, and (3) one-third will vest on the first distribution date on which we generate DCF per common unit of at least $2.80 on a trailing four quarter basis; provided that in the case of the performance thresholds described in clauses (2) and (3) immediately preceding, the applicable trailing four quarter period must begin on or after January 1, 2020. Such special grant of phantom units also includes other terms and provisions that are customarily included in LTIP awards issued by PAA to its senior executive officers, including a "double trigger" change of control provision that generally provides for 100% vesting of all unvested phantom units in the event of a change of control of PAA that results in a termination of Mr. Chiang's employment, a material diminution in his authority, duty or responsibilities or a material reduction of his base salary. See the "Grants of Plan Based Awards Table" below for additional information.

Other Compensation Related Matters

        Equity Ownership.    The Named Executive Officers collectively own substantial equity in PAA as well as interests in the general partner. Although we encourage the Named Executive Officers to acquire and retain ownership in PAA, we do not have a policy requiring maintenance of a specified equity ownership level. Our policies prohibit our Named Executive Officers from using puts, calls or options to hedge the economic risk of their ownership. As of March 25, 2019, the Named Executive Officers beneficially owned, in the aggregate, directly or indirectly approximately 16 million PAA common or common equivalent units with an approximate market value of over $385 million, which was significantly greater than the combined aggregate salaries and bonuses of these individuals for 2018.

        Recovery of Prior Awards.    Except as provided by applicable laws and regulations, we do not have a policy with respect to adjustment or recovery of awards or payments if relevant company performance measures upon which previous awards were based are restated or otherwise adjusted in a manner that would have reduced the size of such award or payment if previously known.

        Section 162(m).    With respect to the deduction limitations under Section 162(m) of the Internal Revenue Code, we are a limited partnership and does not fall within the definition of a "corporation" under Section 162(m).

        Change in Control Triggers.    The employment agreement for Mr. Pefanis, and the long-term incentive plan grant agreements and AAP Management Unit grant agreements to which certain of the Named Executive Officers are a party, include severance payment provisions or accelerated vesting provisions triggered upon a change of control, as defined in the respective agreements. In the case of the long-term incentive plan grants, the provision becomes operative only if the change in control is accompanied by a change in status (such as the termination of employment by GP LLC). We believe this "double trigger" arrangement is appropriate because it provides assurance to the executive, but does not offer a windfall to the executive when there has been no real change in employment status. The provisions in Mr. Pefanis' employment agreement become operative only if he terminates employment within three months of the change in control. Mr. Pefanis agreed to a conditional waiver of these provisions with respect to all prior qualifying transactions. See "—Employment Contracts" and "—Potential Payments Upon Termination or Change-in-Control." The provision of severance or equity acceleration for certain terminations and change of control transactions helps to create a retention tool by assuring the executive that the benefit of the employment arrangement will be at least partially realized despite the occurrence of an event that could materially alter the employment arrangement.

Relation of Compensation Policies and Practices to Risk Management

        Our compensation policies and practices are designed to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking. Accordingly, the use of compensation as an incentive for performance can foster the potential for management and others to take unnecessary or excessive risks to reach the performance thresholds. For us, such risks would primarily attach to certain commercial activities conducted in our Supply and Logistics segment as well as to the execution of capital expansion projects and acquisitions and the realization of associated returns.

        From a risk management perspective, our policy is to conduct our commercial activities within pre-defined risk parameters that are closely monitored and are structured in a manner intended to control and minimize the potential for unwarranted risk-taking. We also routinely monitor and measure the execution and performance of capital projects and acquisitions relative to expectations.

        Our compensation arrangements contain a number of design elements that serve to minimize the incentive for unwarranted risk-taking to achieve short-term, unsustainable results, including splitting the awards into a number of tranches and delaying the vesting date for various tranches, in addition to subjecting such awards to forfeiture for terminations related to violations of our risk management policies and practices or of our Code of Business Conduct. In addition, the vesting criteria for long-term incentive awards are typically based on the passage of time and performance thresholds associated with achieving specified levels of DCF per common unit on a trailing four-quarter basis. See "Compensation Discussion and Analysis—Relation of Compensation Elements to Compensation Objectives."

        In combination with our risk-management practices, we does not believe that risks arising from our compensation policies and practices for employees are reasonably likely to have a material adverse effect on us.

Summary Compensation Table

        The following table sets forth certain compensation information for the two individuals who served as Chief Executive Officer during a portion of the year, the Chief Financial Officer, and the three most highly compensated executive officers in 2018 other than our CEO and CFO (collectively, our "Named Executive Officers"). We reimburse our general partner and its affiliates for expenses incurred on our behalf, including the costs of officer compensation.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Greg L. Armstrong	2018	91,848	1,800,000	—	5,865	1,897,713
Former Chief Executive Officer	2017	40,000	—	—	2,500	42,500
(prior to 10/1/18)	2016	40,000	—	—	2,575	42,575
Willie Chiang	2018	450,000	2,000,000	6,425,523	17,460	8,892,983
Chief Executive Officer (10/1/18 - present)	2017	325,000	1,250,000	1,714,700	17,160	3,306,860
and former Executive Vice President and	2016	250,000	—	2,542,650	17,340	2,809,990
Chief Operating Officer (1/1/18 - 9/30/18)
Harry N. Pefanis	2018	400,000	1,500,000	—	17,460	1,917,460
President and Chief Commercial	2017	350,000	—	—	17,160	367,160
Officer	2016	300,000	—	—	17,340	317,340
Al Swanson	2018	400,000	1,300,000	1,546,631	17,460	3,264,091
Executive Vice President and Chief	2017	325,000	800,000	923,300	17,160	2,065,460
Financial Officer	2016	250,000	—	2,126,580	17,340	2,393,920
Daniel J. Nerbonne*	2018	400,000	1,300,000	1,613,834	17,460	3,331,294
Former Executive Vice President—	2017	325,000	800,000	923,300	19,960	2,068,260
Operations and Engineering	2016	232,292	—	2,122,694	25,638	2,380,624
Richard McGee	2018	400,000	1,300,000	1,129,023	17,460	2,846,483
Executive Vice President, General	2017	325,000	800,000	923,300	17,160	2,065,460
Counsel and Secretary	2016	250,000	—	3,265,760	17,340	3,533,100

*
Mr. Nerbonne served as an executive officer during 2018. He passed away on December 31, 2018. Mr. Nerbonne's earned bonus for 2018 was paid to his estate in March 2019.

(1)
In October 2018, Mr. Chiang's salary was increased from $400,000 to $600,000 in connection with his appointment to the CEO role. For the third consecutive year, Mr. Armstrong made the unilateral election to forego approximately 90% of his CEO-related base salary. Mr. Armstrong retired as our CEO in October 2018. He receives an annual salary of $250,000 for his continued employment as non-executive Chairman of the Board. Salary amounts in the table for Messrs. Armstrong and Chiang reflect a blended rate for 2018.

(2)
With respect to 2016, each Named Executive Officer indicated that they would neither request nor accept a cash bonus, and with respect to 2017, Messrs. Armstrong and Pefanis each indicated that they would neither request nor accept a cash bonus.

(3)
Grant date fair values are presented for (i) phantom unit grants awarded to Messrs. Chiang, Swanson, Nerbonne and McGee in 2016 (as amended in 2018), 2017 and 2018, (ii) a portion of an AAP Management Unit grant originally awarded to Mr. McGee in 2013 and amended in 2016 and in 2018, (iii) the AAP Management Units and phantom units originally granted to Mr. Chiang in 2015 and amended in 2016 and in 2018, and (iv) the AAP Management Units originally granted to Mr. Nerbonne in July 2015 and amended in 2016 and in 2018. Dollar amounts in the table represent the aggregate fair value of phantom units and AAP Management Units awarded based on the probable outcome of underlying performance conditions pursuant to FASB ASC Topic 718. See Note 17 to our Consolidated Financial Statements included in our 2018 Annual Report for further discussion regarding the calculation of grant date fair values. For phantom unit grants awarded in 2016, the performance thresholds for the first, second and third tranches of vesting were deemed probable of occurring on the grant date. The maximum grant date fair value of phantom unit grants awarded in 2016, assuming that the highest level of performance conditions will be met, was: $3,724,600 for Mr. Chiang, $3,115,120 for Mr. Swanson, $2,803,217 for Mr. Nerbonne and $3,115,120 for Mr. McGee. For phantom unit grants awarded in 2017 and March 2018, vesting was deemed probable of occurring on the grant date. Therefore, the maximum fair value of phantom unit grants awarded in 2017 and March 2018 is the same as the value reported in the table. For Mr. Chiang's August 2018 phantom unit award, one-third of the DERs were deemed probable of vesting on the grant date. The maximum fair value of phantom unit grants awarded to Mr. Chiang in August 2018, assuming that the highest level of performance conditions will be met, was $12,774,454. The maximum fair value of Mr. Chiang's 2015 AAP Management Units as modified in 2018 (as discussed below) is $7,351,205 compared to a maximum fair value of $13,398,132 as calculated as of the original grant date.

  For a description of the 2018 modifications to previously granted phantom unit and AAP Management Unit awards, see "—Compensation Discussion and Analysis—2018 Performance Overview and Specific Application of Compensation Elements in 2018—Long-Term Incentive Awards."

  The amount presented for Mr. Chiang for 2018 includes aggregate net incremental fair value of $4,133,687 resulting from the modification in March 2018 of (i) AAP Management Units originally granted in August 2015 and subsequently modified in August 2016, (ii) phantom units originally granted in August 2015 and subsequently modified in August 2016 and (iii) phantom units originally granted in August 2016. The incremental fair value represents the net increase in fair value of the modified awards relative to the fair value on the original grant dates.

  The amount presented for Mr. Swanson for 2018 includes incremental fair value of $893,531 resulting from the modification in March 2018 of phantom units originally granted in August 2016. The incremental fair value represents the increase in fair value of the modified awards relative to the fair value on the original grant date.

  The amount presented for Mr. Nerbonne for 2018 includes aggregate incremental fair value of $1,069,584 resulting from the modification in March 2018 of (i) AAP Management Units originally granted in July 2015 and subsequently modified in August 2016 and (ii) phantom units originally granted in August 2016. The incremental fair value represents the increase in fair value of the modified awards relative to the fair value on the original grant dates.

  The amount presented for Mr. McGee for 2018 includes aggregate net incremental fair value of $584,773 resulting from the modification in March 2018 of (i) AAP Management Units originally granted in 2013 and subsequently modified in August 2016 and (ii) phantom units originally granted in August 2016. The incremental fair value represents the net increase in fair value of the modified awards relative to the fair value on the original grant dates.

  The amount presented for Mr. McGee for 2016 includes incremental fair value of $1,139,180 resulting from the modification in September 2016 of an AAP Management Unit award granted to Mr. McGee in March 2013. Specifically, such award was amended in 2016 in connection with the Simplification Transactions so that the portion of such grant that had not yet become earned (approximately 61,000 units or 25%) would, instead of becoming earned upon the payment by PAA of an annualized quarterly distribution of $2.85 per common unit, become earned on the first date subsequent to March 31, 2017 upon which PAA paid an annualized quarterly distribution of $2.20 per common unit and generated distributable cash flow of $1.5 billion or more on a trailing four quarter basis (subject to adjustment under certain circumstances to account for significant asset sales). The incremental fair value of $1,139,180 represents the increase in fair value of the modified award relative to the original fair value on the March 2013 grant date. Although the AAP Management Units and phantom units previously granted to Mr. Chiang in August 2015 and the AAP Management Units previously granted to Mr. Nerbonne in July 2015 were also amended in 2016 in connection with the Simplification Transactions, such amendments did not give rise to any incremental fair value for Messrs. Chiang and Nerbonne with respect to 2016. Specifically, Mr. Nerbonne's AAP Management Units were previously amended in 2016 so that such units would, instead of becoming earned upon the payment by PAA of annualized quarterly distributions ranging from $2.90 to $3.50, become earned (i) 25% on the first date subsequent to March 31, 2017 upon which PAA paid an annualized quarterly distribution of $2.20 per common unit and generated distributable cash flow of $1.5 billion or more on a trailing four quarter basis, (ii) 25% on the earlier to occur of the date PAA paid an annualized quarterly distribution of $2.30 per common unit and the date PAA generated distributable cash flow of $1.75 billion or more on a trailing four quarter basis, (iii) 25% on the earlier to occur of the date PAA paid an annualized quarterly distribution of $2.40 per common unit and the date PAA generated distributable cash flow of $1.9 billion or more on a trailing four quarter basis, and (iv) 25% on the earlier to occur of the date PAA paid an annualized quarterly distribution of $2.40 per common unit and the date PAA generated distributable cash flow of $2.05 billion or more on a trailing four quarter basis. Mr. Chiang's AAP Management Units were previously amended in 2016 so that such units would, instead of becoming earned upon the payment by PAA of annualized quarterly distributions ranging from $2.90 to $3.50, become earned (i) 50% on the first date subsequent to March 31, 2017 upon which PAA paid an annualized quarterly distribution of $2.20 per common unit and generated distributable cash flow of $1.5 billion or more on a trailing four quarter basis, (ii) 25% on the first date subsequent to March 31, 2017 upon which PAA paid an annualized quarterly distribution of $2.50 per common unit, and (iii) 25% on the first date subsequent to March 31, 2017 upon which PAA paid an annualized quarterly distribution of $2.80 per common unit.

(4)
GP LLC matches 100% of employees' contributions to its 401(k) plan in cash, subject to certain limitations in the plan. All Other Compensation for 2018 includes $5,511 in such matching contributions for Mr. Armstrong and $16,500 for each of Messrs. Chiang, Pefanis, Swanson, Nerbonne and McGee. The remaining amount represents premium payments on behalf of such Named Executive Officer for group term life insurance.

Grants of Plan-Based Awards Table

        The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers during the fiscal year ended December 31, 2018 and any modifications made during the year to awards previously granted to the Named Executive Officers:

Name	Grant Date		All Other Stock Awards: Number Of Shares Of Stock or Units (#)		Grant Date Fair Value Of Stock and Option Awards ($)
Greg L. Armstrong	—		—		—
Willie Chiang	3/22/18		50,000	(1)	1,088,500	(3)
	3/22/18	(2)	550,521	(4)	4,133,687	(4)
	8/16/18		500,000	(6)	1,203,336	(3)
Harry N. Pefanis	—		—		—
Al Swanson	3/22/18		30,000	(1)	653,100	(3)
	3/22/18	(2)	46,000		893,531	(5)
Daniel J. Nerbonne	3/22/18		25,000	(1)	544,250	(3)
	3/22/18	(2)	31,667		615,134	(5)
	3/22/18	(2)	56,328		454,450	(5)
Richard McGee	3/22/18		25,000	(1)	544,250	(3)
	3/22/18	(2)	107,174	(4)	584,773	(4)

(1)
These phantom units, which include DERs payable in cash, will vest 50% on the May 2021 distribution payment date; the remaining 50% vested in February 2019 as a result of PAA achieving DCF per common unit of $2.30 on a trailing four quarter basis as of December 31, 2018.

(2)
Represents date of modification of previously granted phantom unit or AAP Management Unit awards as discussed in footnote (3) to the Summary Compensation Table above.

(3)
Represents the grant date fair values of phantom units granted in 2018 based on the probable outcome of underlying performance conditions pursuant to FASB ASC Topic 718. Vesting of the phantom units granted in March 2018 was deemed probable of occurring on the grant date. Therefore, the maximum grant date fair value of phantom unit grants awarded in March 2018 is the same as the value reported in the table. For the phantom units granted to Mr. Chiang in August 2018, one-third of the DERs were deemed probable of vesting on the grant date. The maximum grant date fair value of phantom unit grants awarded to Mr. Chiang in August 2018, assuming that the highest level of performance conditions will be met, was $12,774,454.

(4)
For Mr. Chiang, represents the aggregate number of units or net incremental value, as applicable, resulting from the modification in March 2018 of (i) 375,521AAP Management Units originally granted in August 2015 and subsequently modified in

  August 2016, (ii) 120,000 phantom units originally granted in August 2015 and subsequently modified in August 2016 and (iii) 55,000 phantom units originally granted in August 2016. For Mr. McGee, represents the aggregate number of units or net incremental value, as applicable, resulting from the modification in March 2018 of (i) 61,174 AAP Management Units originally granted in 2013 and subsequently modified in August 2016 and (ii) 46,000 phantom units originally granted in August 2016.

(5)
Represents the incremental increase in fair values resulting from the modification in March 2018 of previously granted phantom unit and/or AAP Management Unit awards, as applicable. See footnote (3) to the Summary Compensation Table above for more information.

(6)
These phantom units, which include DERs payable in cash, will vest as follows: (i) 25% upon the later of October 1, 2023 and the first distribution date on which PAA will have generated DCF per common unit of at least $3.00 on a trailing four quarter basis, and (ii) 75% upon the later of October 1, 2023 and the first distribution date on which PAA will have generated DCF per common unit of at least $3.50 on a trailing four quarter basis, in both cases with the initial performance-related measurement period beginning no sooner than January 1, 2021. Any phantom units that have not vested by October 1, 2025 will expire at that time. The DERs associated with these phantom units will vest as follows: (1) one-third will vest on the first distribution date on which PAA generates DCF per common unit of at least $2.50 on a trailing four quarter basis, (2) one-third will vest on the first distribution date on which PAA generates DCF per common unit of at least $2.60 on a trailing four quarter basis, and (3) one-third will vest on the first distribution date on which PAA generates DCF per common unit of at least $2.80 on a trailing four quarter basis; provided that in the case of the performance thresholds described in clauses (2) and (3) immediately preceding, the applicable trailing four quarter period must begin on or after January 1, 2020. See "—Compensation Discussion and Analysis—2018 Performance Overview and Specific Application of Compensation Elements in 2018—Long-Term Incentive Awards" for additional information regarding Mr. Chiang's August 2018 phantom unit award.

Narrative Disclosure to Summary Compensation Table

        A narrative description of all material factors necessary to an understanding of the information included in the above Summary Compensation Table is included in "—Compensation Discussion and Analysis" and in the footnotes to such table.

Employment Contracts

        Mr. Armstrong's previous employment agreement was amended and restated in connection with his retirement as CEO and transition to a non-executive Chairman role in October 2018. Mr. Armstrong's amended and restated employment agreement governs the duties, obligations and rights of the Company and Mr. Armstrong with respect to Mr. Armstrong's employment after October 1, 2018; the previous agreement governs the duties, obligations and rights of such parties with respect to Mr. Armstrong's employment prior to October 1, 2018. Pursuant to the amended and restated employment agreement, which terminates on December 31, 2019 unless sooner terminated by either party upon two weeks prior notice or upon Mr. Armstrong's death, Mr. Armstrong receives an annual salary of $250,000 and is eligible to participate in all employee benefit plans (such as health and medical benefit plans) generally available to all employees of the Company. Mr. Armstrong has agreed, during the term of the agreement and for five years thereafter, not to disclose (subject to typical exceptions) any confidential information obtained by him while employed under the agreement.

        Mr. Chiang's previous employment agreement was amended and restated in connection with his promotion to CEO in October 2018. Pursuant to the amended and restated agreement, which may be terminated by the Company or Mr. Chiang at any time, Mr. Chiang receives an annual salary of $600,000 plus other customary benefits generally available to all employees of the Company. Mr. Chiang's annual cash bonus target is 250% of his annual base salary, subject to the discretion of the compensation committee and full Board. He is also eligible to receive phantom unit awards under our long-term incentive plan with an annual target value equal to 500% of his annual base salary. The agreement also provides that in the event Mr. Chiang is terminated without cause prior to December 31, 2019, he will immediately vest in any remaining unvested phantom units covered by his August 2015 phantom unit award and any unvested AAP Management Units. Pursuant to an ancillary Confidential Information and Non-Solicitation Agreement, Mr. Chiang has agreed to maintain the confidentiality of certain confidential information and not to solicit customers, assets or employees of the Company, in each case for a period of two years following termination of his employment.

        Mr. Pefanis is employed as President and Chief Commercial Officer. The initial three-year term of Mr. Pefanis' employment agreement commenced on June 30, 2001, and is automatically extended for one year on June 30 of each year (such that the term is reset to three years) unless Mr. Pefanis receives notice from the Chairman of the Board that the Board has elected not to extend the agreement. Mr. Pefanis has agreed, during the term of the agreement and for one year thereafter, not to disclose (subject to typical exceptions) any confidential information obtained by him while employed under the agreement. The agreement provided for an initial base salary of $235,000 per year, subject to annual review. In 2005, Mr. Pefanis' annual salary was increased to $300,000, and in 2017, his annual salary was increased to $400,000.

        See "—Compensation Discussion and Analysis" for a discussion of how we use elements of compensation to achieve compensation objectives. See "—Potential Payments upon Termination or Change-In-Control" for a discussion of the provisions in Messrs. Armstrong's, Pefanis' and Chiang's employment agreements related to termination, change of control and related payment obligations.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information regarding outstanding equity awards at December 31, 2018 with respect to our Named Executive Officers:

	Unit Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Greg L. Armstrong	—		—	—		—
Willie Chiang	375,521	(2)	7,105,129	—		—
	84,000	(3)	1,683,360	36,000	(3)	721,440
	165,000	(4)	3,306,600	—		—
	65,000	(5)	1,302,600	—		—
	50,000	(6)	1,002,000	—		—
	—		—	500,000	(7)	10,020,000
Harry N. Pefanis	—		—	—		—
Al Swanson	138,000	(4)	2,765,520	—		—
	35,000	(5)	701,400	—		—
	30,000	(6)	601,200	—		—
Daniel J. Nerbonne	56,328	(8)	1,065,762	—		—
	95,000	(4)	1,903,800	—		—
	35,000	(5)	701,400	—		—
	25,000	(6)	501,000	—		—
Richard McGee	440,449	(9)	8,333,601	—		—
	138,000	(4)	2,765,520	—		—
	35,000	(5)	701,400	—		—
	25,000	(6)	501,000	—		—

(1)
Market value of phantom units reported in these columns is calculated by multiplying the closing market price ($20.04) of our common units at December 31, 2018 (the last trading day of the fiscal year) by the number of units. No discount is applied for remaining performance threshold or service period requirements. Market value of AAP Management Units is calculated by (i) assuming that such AAP Management Units are converted into AAP units based on the conversion factor of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit, (ii) assuming the exchange of the resulting AAP units and PAGP Class B shares for PAGP Class A shares on a one-for-one basis, and (iii) multiplying such resulting number of PAGP Class A shares by the closing market price ($20.10) of PAGP's Class A shares at December 31, 2018 (the last trading day of the fiscal year).

(2)
Represents the pre-conversion number of AAP Management Units originally granted to Mr. Chiang in 2015. As of December 31, 2018, all of the performance thresholds have been deemed to have been met; therefore, all of Mr. Chiang's AAP Management Units have been earned. These AAP Management Units are subject to a call right in the event Mr. Chiang's employment is terminated under certain circumstances prior to December 31, 2022. Mr. Chiang's employment agreement provides for the accelerated vesting of his AAP Management Units upon termination of employment under certain circumstances. See "—Employment Contracts."

(3)
Represents phantom units granted to Mr. Chiang in 2015 under our Long-Term Incentive Plan. These phantom units have vested or will vest as follows: (i) 40% vested on the February 2019 distribution date as a result of PAA generating DCF per common unit of at least $2.30 on a trailing four quarter basis; (ii) 30% will vest on the August 2019 distribution date; and (iii) 30% will vest on the later of the August 2020 distribution date and the date PAA generates DCF per common unit of $2.50 on a trailing four quarter basis. DCF per common unit will be subject to adjustment under certain circumstances to account for significant asset sales. The phantom units also vest upon termination of employment under certain circumstances. See "—Employment Contracts." Any phantom units that have not vested as of the August 2021 distribution date will be forfeited. Upon vesting, the phantom units are payable on a one-for-one basis in common units. The phantom units have associated DERs that are currently vested and payable in cash on each distribution payment date.

(4)
Represents phantom units granted in 2016 under our Long-Term Incentive Plan. These phantom units will vest as follows: (i) one-third will vest on the August 2019 distribution date, (ii) one-sixth will vest on the August 2020 distribution date, (iii) one-sixth will vest on the August 2021 distribution date, (iv) one-sixth will vest on the first to occur of the August 2022 distribution date and the date on which we generate DCF per common unit of at least $2.50 on a trailing four quarter basis, and (v) one-sixth will vest on the first to occur of the August 2022 distribution date and the date on which we generate DCF per common unit of at least $2.65 on a trailing four quarter basis. Any phantom units that have not vested as of the August 2022 distribution date will be forfeited. Upon vesting, the phantom units are payable on a one-for-one basis in common units. These phantom units have associated DERs that have vested or will vest as follows: (i) one-third vested upon and effective with the August 2018 distribution date, (ii) one-third vested upon and effective with the February 2019 distribution date, and (iii) one-third will vest upon and effective with the earlier to occur of the August 2020 distribution date and the first date following the date of grant on which we generate DCF per common unit of at least $2.50 on a trailing four quarter basis. DCF per common unit will be subject to adjustment under certain circumstances to account for significant asset sales.

(5)
Represents phantom units granted in 2017 under our Long-Term Incentive Plan. These phantom units will vest 100% on the May 2019 distribution date. Upon vesting, the phantom units are payable on a one-for-one basis in common units. The phantom units have associated DERs that are currently vested and payable in cash on each distribution payment date.

(6)
Represents phantom units granted in March 2018 under our Long-Term Incentive Plan. These phantom units will vest 50% on the May 2021 distribution date; the remaining 50% vested in February 2019 as a result of PAA achieving DCF per common unit of $2.30 as of December 31, 2018. Upon vesting, the phantom units are payable on a one-for-one basis in common units. The phantom units have associated DERs that are currently vested and payable in cash on each distribution payment date.

(7)
Represents phantom units granted to Mr. Chiang in August 2018 under our Long-Term Incentive Plan. These phantom units, which were granted in connection with Mr. Chiang's promotion to CEO, will vest as follows: (i) 25% will vest upon the later of October 1, 2023 and the first distribution date on which we will have generated DCF per common unit of at least $3.00 on a trailing four quarter basis, and (ii) 75% will vest upon the later of October 1, 2023 and the first distribution date on which we will have generated DCF per common unit of at least $3.50 on a trailing four quarter basis, in both cases with the initial performance-related measurement period beginning no sooner than January 1, 2021. Upon vesting, the phantom units are payable on a one-for-one basis in common units. Any phantom units or DERs that have not vested by October 1, 2025 will expire at that time. The phantom units have associated DERs that will vest as follows: (i) one-third will vest on the first distribution date on which we generate DCF per common unit of at least $2.50 on a trailing four quarter basis, (ii) one-third will vest on the first distribution date on which we generate DCF per common unit of at least $2.60 on a trailing four quarter basis, and (iii) one-third will vest on the first distribution date on which we generate DCF per common unit of at least $2.80 on a trailing four quarter basis; provided that in the case of the performance thresholds described in clauses (ii) and (iii) immediately preceding, the applicable trailing four quarter period must begin on or after January 1, 2020. These phantom units will also vest upon termination of Mr. Chiang's employment under certain circumstances. See "—Compensation Discussion and Analysis—2018 Performance Overview and Specific Application of Compensation Elements in 2018—Long-Term Incentive Awards."

(8)
Represents the pre-conversion number of AAP Management Units originally granted to Mr. Nerbonne in July 2015. Effective as of December 31, 2018, the date of Mr. Nerbonne's passing, 75% of these AAP Management Units had been earned in equal 25% tranches. The remaining 25% were deemed earned and 100% were effectively vested as of Mr. Nerbonne's passing on December 31, 2018.

(9)
Represents the pre-conversion number of AAP Management Units originally granted to Mr. McGee in 2011 and 2013. All of these AAP Management Units have been earned, but have not yet vested; accordingly, they remain subject to a call right in the event Mr. McGee's employment is terminated prior to December 31, 2019 (with respect to 195,755 AAP Management Units) or December 31, 2020 (with respect to 244,694 AAP Management Units).

Option Exercises and Units Vested

        The following table sets forth certain information regarding the vesting of phantom units during the fiscal year ended December 31, 2018 with respect to our Named Executive Officers.

	Unit Awards
Name	Number of Units Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Greg L. Armstrong	50,000	1,340,000	(2)
Willie Chiang	—	—
Harry N. Pefanis	45,000	1,206,000	(2)
Al Swanson	33,333	876,658	(3)
Daniel J. Nerbonne	18,000	473,400	(3)
	25,000	577,250	(4)
Richard McGee	30,000	789,000	(3)

(1)
Represents the gross number of phantom units that vested during the year ended December 31, 2018. The actual number of units delivered was net of income tax withholding.

(2)
Consistent with the terms of the applicable Long-Term Incentive Plan, the value realized upon vesting is computed by multiplying the closing market price ($26.80) of our common units on August 14, 2018 (the vesting date) by the number of units that vested.

(3)
Consistent with the terms of the applicable Long-Term Incentive Plan, the value realized upon vesting is computed by multiplying the closing market price ($26.30) of our common units on August 13, 2018 (the date preceding the vesting date) by the number of units that vested.

(4)
Consistent with the terms of the applicable Long-Term Incentive Plan, the value realized upon vesting is computed by multiplying the closing market price ($23.09) of our common units on December 14, 2018 (the date preceding the vesting date) by the number of units that vested.

Pension Benefits

        GP LLC sponsors a 401(k) plan that is available to all U.S. employees. We do not maintain any pension or defined benefit programs in which any of our employees, including the Named Executive Officers, participate.

Nonqualified Deferred Compensation and Other Nonqualified Deferred Compensation Plans

        We do not maintain any nonqualified deferred compensation plans or programs in which any of our employees, including our Named Executive Officers, participate.

Potential Payments upon Termination or Change-in-Control

        The following table sets forth potential amounts payable to the Named Executive Officers upon termination of employment under various circumstances, and as if terminated on December 31, 2018.

	By Reason of Death ($)		By Reason of Disability ($)		By Company without Cause ($)		By Executive with Good Reason ($)		In Connection with a Change In Control ($)
Greg L. Armstrong
Health Benefits	N/A		30,918	(1)	30,918	(1)	30,918	(1)	30,918	(1)

Total	N/A		30,918		30,918		30,918		30,918
Harry N. Pefanis(11)
Salary and Bonus	800,000	(2)	800,000	(2)	800,000	(2)	800,000	(2)	1,200,000	(3)
Health Benefits	N/A		64,113	(4)	64,113	(4)	64,113	(4)	64,113	(4)
Tax Gross-up	N/A		N/A		N/A		N/A		—	(5)

Total	800,000		864,113		864,113		864,113		1,264,113
Willie Chiang(11)
Equity Compensation	7,014,000	(6)	7,014,000	(6)	7,815,600	(7)	N/A		18,036,000	(8)
AAP Management Units	5,328,847	(13)	5,328,847	(13)	5,328,847	(9)	5,328,847	(9)	5,328,847	(10)

Total	12,342,847		12,342,847		13,144,447		5,328,847		23,364,847
Al Swanson(11)
Equity Compensation	3,466,920	(6)	3,466,920	(6)	2,224,440	(7)	N/A		4,068,120	(8)

Total	3,466,920		3,466,920		2,224,440		N/A		4,068,120
Daniel J. Nerbonne(12)
Equity Compensation	N/A		N/A		N/A		N/A		N/A
AAP Management Units	N/A		N/A		N/A		N/A		N/A

Total	N/A		N/A		N/A		N/A		N/A
Richard McGee(11)
Equity Compensation	3,466,920	(6)	3,466,920	(6)	2,124,240	(7)	N/A		3,967,920	(8)
AAP Management Units	N/A	(13)	N/A	(13)	2,083,400	(9)	2,083,400	(9)	2,083,400	(10)

Total	3,466,920		3,466,920		4,207,640		2,083,400		6,051,320

(1)
Mr. Armstrong's amended and restated employment agreement provides that upon termination of his employment with GP LLC, he will receive reimbursement for all costs of maintaining health insurance benefits under COBRA for a period not to exceed the earlier of (i) the date on which Mr. Armstrong first becomes eligible to receive Medicare benefits or (ii) the date that is 18 months following the termination date of employment. The amount in the table assumes a termination date of December 31, 2018 and a continuation of COBRA benefits for 18 months following such date.

(2)
Mr. Pefanis' employment agreement provides that if (i) his employment is terminated as a result of his death, (ii) he terminates his employment (a) because of a disability (as defined in Section 409A of the Code) or (b) for good reason (as defined below), or (iii) GP LLC terminates his employment without cause (as defined below), he is entitled to a lump-sum amount equal to the product of (1) the sum of his (a) highest annual base salary paid prior to his date of termination and (b) highest annual bonus paid or payable for any of the three years prior to the date of termination, and (2) the lesser of (i) two or (ii) the number of days remaining in the term of his employment agreement divided by 360. The amount provided in the table assumes a termination date of December 31, 2018 with two years remaining on the term of his agreement, and also assumes a highest annual base salary of $400,000 and highest annual bonus of $-0-.

Mr. Pefanis' employment agreement defines "cause" as (i) willfully engaging in gross misconduct, or (ii) conviction of a felony involving moral turpitude. Notwithstanding, no act, or failure to act, on his part is "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that such act or omission was in the best interest of GP LLC or otherwise likely to result in no material injury to GP LLC. However, Mr. Pefanis will not be deemed to have been terminated for cause unless and until there is delivered to him a copy of a resolution of the Board at a meeting held for that purpose (after reasonable notice and an opportunity to be heard), finding that Mr. Pefanis was guilty of the conduct described above, and specifying the basis for that finding. If Mr. Pefanis were terminated for cause, GP LLC would be obligated to pay base salary through the date of termination, with no other payment obligations triggered by the termination under the employment agreement or other employment arrangement.

Mr. Pefanis' employment agreement defines "good reason" as the occurrence of any of the following circumstances: (i) removal by GP LLC from, or failure to re-elect him to, the position to which Mr. Pefanis was appointed pursuant to his employment agreement, except in connection with his termination for cause (as defined above); (ii) (a) a reduction in his rate of base salary (other than in connection with across-the-board salary reductions for all executive officers of GP LLC) unless such reduction reduces his base salary to less than 85% of his current base salary, (b) a material reduction in his fringe benefits, or (c) any other material failure by GP LLC to comply with its obligations under the employment agreement to pay his annual salary and bonus, reimburse his business expenses, provide for his participation in certain employee benefit plans and arrangements, furnish him with suitable office space and support staff, or allow him no less than 15 business days of paid vacation annually; or (iii) the failure of GP LLC to obtain the express assumption of the employment agreement by a successor entity (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of GP LLC.

(3)
Pursuant to his employment agreement, if Mr. Pefanis terminates his employment with GP LLC within three months of a change in control (as defined below), he is entitled to a lump-sum payment in an amount equal to the product of (i) three and (ii) the sum of (a) his highest annual base salary previously paid to him and (b) his highest annual bonus paid or payable for any of the three years prior to the date of such termination. The amount provided in the table assumes a change in control and termination date of December 31, 2018, and also assumes a highest annual base salary of $400,000 and highest annual bonus of $-0-.

In conjunction with events occurring in 2005, 2010 and 2013, Mr. Pefanis executed various agreements waiving his right to terminate employment and receive separation benefits under his employment agreement. In connection with such waivers, the definition of "Change in Control" in the employment agreement was also modified to mean, and will be deemed to occur upon, one or more of the following events: (i) any person (other than PAGP or its wholly owned subsidiaries), including any partnership, limited partnership, syndicate or other group deemed a "person" for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the beneficial owner, directly or indirectly, of 50% or more of the membership interest in GP LLC or 50% or more of the outstanding limited partnership interest of PAGP; (ii) any person (other than PAGP or its wholly owned subsidiaries), including any partnership, limited partnership, syndicate or other group deemed a "person" for purposes of Section 13(d) or 14(d) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 50% or more of the membership interest in PAGP GP; (iii) PAGP ceases to beneficially own, directly or indirectly, more than 50% of the membership interest in GP LLC; (iv) the "Owner Affiliates", as defined in such agreements, cease to beneficially own, directly or indirectly, more than 50% of the membership interest in PAGP GP; or (v) there has been a direct or indirect transfer, sale, exchange or other disposition in a single transaction or series of transactions (whether by merger or otherwise) of all or substantially all of the assets of PAGP or PAA to one or more persons who are not affiliates of PAGP ("third party" or "parties"), other than a transaction in which the Owner Affiliates continue to beneficially own, directly or indirectly, more than 50% of the issued and outstanding voting securities of such third party or parties immediately following such transaction.

(4)
Pursuant to his employment agreement, if Mr. Pefanis is terminated other than (i) for cause (as defined in footnote 2 above), (ii) by reason of death or (iii) by resignation (unless such resignation is due to a disability or for good reason (each as defined in footnote 2 above)), then he is entitled to continue to participate, for a period which is the lesser of two years from the date of termination or the remaining term of the employment agreement, in such health and accident plans or arrangements as are made available by GP LLC to its executive officers generally. The amounts provided in the table assume a termination date of December 31, 2018 with two years remaining on the term of his agreement.

(5)
Pursuant to his employment agreement, Mr. Pefanis will be reimbursed for any excise tax due under Section 4999 of the Code as a result of compensation (parachute) payments made under his employment agreement. The hypothetical termination of Mr. Pefanis in connection with a change in control effective as of December 31, 2018 would not have resulted in any excess parachute payments or excise tax reimbursements.

(6)
The letters evidencing the 2015 phantom unit grant awarded to Mr. Chiang and the 2017 phantom unit grants awarded to Messrs. Chiang, Swanson and McGee, provide that in the event of their death or disability, all of their then outstanding phantom units and associated DERs will be deemed nonforfeitable, and (i) any unvested phantom units that had satisfied all of the vesting criteria as of the date of their termination but for the passage of time would vest on the next following distribution date and (ii) the remaining unvested outstanding phantom units will vest on the distribution date on which the vesting criteria is met. The letters evidencing the 2016 phantom unit grants awarded to Messrs. Chiang, Swanson and McGee and the letter evidencing the August 2018 phantom unit grant to Mr. Chiang provide that in the event of their death or disability after the second anniversary of the date of the applicable grant, all of their then outstanding phantom units will be deemed nonforfeitable and will vest on the next following distribution date (and any associated DERs shall not be forfeited but shall vest, be payable and expire according to the terms of the applicable phantom unit grant letter). The letters evidencing the March 2018 phantom unit grants awarded to Messrs. Chiang, Swanson and McGee provide that in the event of their death or disability after the first anniversary of the date of the applicable grant, all of their then outstanding phantom units will be deemed nonforfeitable and will vest on the next following distribution date (and any associated DERs shall not be forfeited but shall vest, be payable and expire according to the terms of the applicable phantom unit grant letter). For these purposes, "disability" means a physical or mental infirmity that impairs the ability substantially to perform duties for a period of eighteen (18) months or that the general partner otherwise determines constitutes a disability.

Assuming death or disability occurred on December 31, 2018, (A) all of the phantom units grants and associated DERs held by Messrs. Chiang, Swanson and McGee pursuant to their 2016 and 2017 grant letters would have become nonforfeitable as of such date and would vest on the February 2019 distribution date, (B) all of the phantom units and associated DERs held by Mr. Chiang pursuant to his August 2018 grant letter would have been forfeited; (C) all of the phantom units and associated DERs held by Messrs. Chiang, Swanson and McGee pursuant to their March 2018 grant letters would have been forfeited, and (D) none of the phantom units and associated DERs held by Mr. Chiang pursuant to his 2015 phantom unit grant letter would have been forfeited but would vest 70% on the February 2019 distribution date and 30% on the first distribution date following the date on which PAA generates DCF per common unit on a trailing four quarter basis of $2.50. At December 31, 2018, DCF per common unit of $2.50 was deemed probable of occurrence. The dollar value given is based on the market value of PAA's common units on December 31, 2018 ($20.04 per unit).

(7)
Pursuant to the 2017 and March 2018 phantom unit grants awarded to Messrs. Chiang, Swanson and McGee, if GP LLC terminated their employment other than for cause (as defined in footnote 8 below), any unvested phantom units that had satisfied all of the vesting criteria as of the date of their termination but for the passage of time would be deemed nonforfeitable and would vest on the next following distribution date. Pursuant to the 2016 phantom unit grants held by Messrs. Chiang, Swanson and McGee, if GP LLC terminated their employment other than for cause (as defined in footnote 8 below), any unvested phantom units that would, but for such termination and forfeiture, vest on a specified distribution date (either August 2019, August 2020, August 2021 or August 2022) during the twelve month period immediately following such termination, shall be deemed nonforfeitable on the date of such termination and shall vest on the next following distribution date. Mr. Chiang's August 2018 phantom unit grant provides that if GP LLC terminates his employment other than for cause (as defined in footnote 8 below) (a) prior to October 1, 2019, 20% of his unvested phantom units would be deemed nonforfeitable on the date of such termination and would vest on the next following distribution date; (b) after October 1, 2019, but prior to October 1, 2020, 40% of his unvested phantom units would be deemed nonforfeitable on the date of such termination and would vest on the next following distribution date; (c) after October 1, 2020, but prior to October 1, 2021, 60% of his unvested phantom units would be deemed nonforfeitable on the date of such termination and would vest on the next following distribution date; and (d) after October 1, 2021, any unvested phantom units with respect to which PAA had achieved the applicable DCF per common unit vesting criteria as of the date of termination would be deemed nonforfeitable on the date of such termination and would vest on the next following distribution date. Mr. Chiang's amended and restated employment agreement also provides that his 2015 phantom unit grant will vest in full if he is terminated by GP LLC other than for cause prior to December 31, 2019 (see "—Employment Contracts" for additional information regarding Mr. Chiang's employment agreement). The dollar value amount provided assumes that our Named Executive Officers were terminated without cause on December 31, 2018. As a result of the foregoing, in the event of the termination of our Named Executive Officers under the circumstances described above on December 31, 2018, (i) all of the phantom units covered by the 2017 and March 2018 phantom unit grants held by Messrs. Chiang, Swanson and McGee, one-third of the 2016 phantom unit grants held by Messrs. Chiang, Swanson and McGee, 20% of Mr. Chiang's August 2018 phantom unit grant, and all of the 2015 phantom unit grant held by Mr. Chiang would have vested on the February 2019 distribution date, and (ii) all remaining phantom units held by our Named Executive Officers would have become automatically forfeited as of such date of termination. That portion of the dollar value given that is attributable to PAA phantom units is based on the market value of PAA's common units on December 31, 2018 ($20.04 per unit).

(8)
The letters evidencing phantom unit grants awarded to the Named Executive Officers provide that in the event of a change in status (as defined below), all of the then outstanding phantom units and associated DERs will be deemed nonforfeitable, and such phantom units will vest in full (i.e., the phantom units will become payable in the form of one common unit per phantom unit) upon the next following distribution date. Assuming that a change in status occurred on December 31, 2018, all outstanding phantom units and the associated DERs would have become nonforfeitable as of December 31, 2018, and such phantom units would vest on the February 2019 distribution date. That portion of the dollar value given that is attributable to PAA phantom units is based on the market value of PAA's common units on December 31, 2018 ($20.04 per unit).

The phrase "change in status" means, with respect to a Named Executive Officer, the occurrence, during the period beginning two and a half months prior to and ending one year following a change of control (as defined below), of any of the following: (A) the termination of employment by GP LLC other than a termination for cause (as defined below), (B) the termination of employment by the Named Executive Officer due to the occurrence, without the Named Executive Officer's written consent, of (i) any material diminution in the Named Executive Officer's authority, duties or responsibilities, (ii) any material reduction in the Named Executive Officer's base salary or (iii) any other action or inaction that would constitute a material breach of the agreement by GP LLC, or, in the case of phantom unit grants awarded after 2016, (C) the termination of employment as a result of retirement on terms and timing that are approved by the CEO (or the Board in the case of the CEO).

The phrase "change of control" is defined in phantom unit grants awarded in 2015, 2016, 2017 and March 2018 to mean, and is deemed to have occurred upon the occurrence of, one or more of the following events: (i) the Persons who owned member interests in PAGP GP immediately following the closing of PAGP's initial public offering, including PAGP, and the respective Affiliates of such Persons (such owners and Affiliates being referred to as the "Owner Affiliates"), cease to own directly or indirectly at least 50% of the membership interests of such entity; (ii) (x) a "person" or "group" other than the Owner Affiliates becomes the "beneficial owner" directly or indirectly of 25% or more of the member interest in the general partner of PAGP, and (y) the member interest beneficially owned by such "person" or "group" exceeds the aggregate member interest in the general partner of PAGP beneficially owned, directly or indirectly, by the Owner Affiliates; or (iii) a direct or indirect transfer, sale, exchange or other disposition in a single transaction or series of transaction (whether by merger or otherwise) of all or substantially all of the assets of PAGP or PAA to one or more Persons who are not Affiliates of PAGP ("third party or parties"), other than a transaction in which the Owner Affiliates continues to beneficially own, directly or indirectly, more than 50% of the issued and outstanding voting securities of such third party or parties immediately following such transaction.

The phrase "change of control" is defined in the phantom unit grant awarded to Mr. Chiang in August 2018 to mean, and is deemed to have occurred upon the occurrence of, one or more of the following events: (i) any Person (other than PAGP and any affiliate of PAGP that is controlled by PAGP) becomes the beneficial owner, directly or indirectly (in one transaction or a series of related transactions and whether by merger or otherwise), of 50% or more of the membership interest in PAGP GP; (ii) any Person (other than PAGP GP, PAGP or any affiliate of PAGP that is controlled by PAGP) acquires (in one transaction or a series of related transactions and whether by merger or otherwise) direct or indirect control of the general partner interest of PAGP; (iii) PAGP ceases to retain direct or indirect control (in one transaction or a series of related transactions and whether by merger or otherwise) of the general partner of PAA; or (iv) the consummation of a reorganization, merger or consolidation with, or any direct or indirect sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of PAA to, one or more Persons (other than PAGP or any affiliates of PAGP that are controlled by PAGP). As used in this definition, "Person" shall include any "partnership, limited partnership, syndicate or other group" constituting a "person" within the meaning of such terms pursuant to Sections 13(d) and 14(d) of the Exchange Act.

"Cause" is defined in Mr. Chiang's 2015 phantom unit grant agreement as (i) substantial failure to perform the duties and responsibilities of his position at an acceptable level as reasonably determined in good faith by the CEO and President of GP LLC (or if Mr. Chiang is the CEO, by vote of the Board) and after written notice specifying such failure in detail and after a reasonable period under the circumstances (determined by the CEO, or alternatively the Board, in good faith) such failure has continued without full correction by the executive, (ii) the executive's conviction of or guilty plea to the committing of an act or acts constituting a felony under the laws of the United States or any state thereof or any misdemeanor involving moral turpitude, or (iii) violation of GP LLC's Code of Business Conduct (unless waived in accordance with the terms thereof), in each case with the specific failure or violation described in writing.

"Cause" is defined in the 2016, 2017 and 2018 phantom unit grant agreements as (i) failure to perform the duties and responsibilities of a position at an acceptable level as reasonably determined in good faith by the CEO of GP LLC (or by the Board in the case of the CEO), (ii) the conviction of or guilty plea to the committing of an act or acts constituting a felony under the laws of the United States or any state thereof (or Canada or any province thereof) or any misdemeanor involving moral turpitude, or (iii) violation of GP LLC's Code of Business Conduct (unless waived in accordance with the terms thereof), in the case of clauses (i) and (iii) with the specific failure or violation described in writing.

(9)
Pursuant to the AAP Management Unit grant agreements of Messrs. Chiang and McGee, AAP retained a call right to purchase any earned AAP Management Units at a discount to fair market value equal to 25%, 50%, or 75% of fair market value depending on the date of exercise of the call right (which value is referred to in the AAP Management Unit grant agreements as the "Call Value" as defined below) of such AAP Management Units, which call right is exercisable upon the termination of such Named Executive Officer's employment with GP LLC and its affiliates prior to a stated date (January 1, 2020 for Mr. McGee's 2011 grant, January 1, 2021 for Mr. McGee's 2013 grant, and January 1, 2023 for the grant to Mr. Chiang; such dates being referred to as the "Applicable Stated Date"); provided, however, that such call right is not applicable (i) in the case of the termination of such Named Executive Officer's employment without cause (defined below), (ii) in the event of a resignation by such Named Executive Officer with good reason (defined below), and (iii) in Mr. Chiang's case, termination of employment due to his death or disability. Additionally, Mr. Chiang's amended and restated employment agreement provides that his AAP Management Units will vest in full if he is terminated by GP LLC other than for cause (as defined below) prior to December 31, 2019 (see "—Employment Contracts" for additional information regarding Mr. Chiang's amended and restated employment agreement). If Messrs. Chiang or McGee are terminated without cause or terminate their employment for good reason, or if such Named Executive Officer remains employed past their Applicable Stated Date, or, in the case of Mr. Chiang, if his employment is terminated due to his death or disability, any earned AAP Management Units are no longer subject to the call right and are deemed to have "vested." As of December 31, 2018, all of the AAP Management Units held by Messrs. Chiang and McGee had been earned. Assuming a termination of employment without cause or for good reason on December 31, 2018, all of the AAP Management Units held by Messrs. Chiang and McGee would become vested and would no longer be subject to the call right. Because the call right provides for a discounted purchase price relative to fair market value as described above, the applicable Named Executive Officer would "benefit" from a termination other than for cause or for good reason by virtue of the fact that such officer's AAP Management Units could no longer be purchased by AAP at such discount. The value reflected in the table represents the implied value of such "benefit", calculated as of December 31, 2018 by (i) assuming that the AAP Management Units are converted into AAP units based on the conversion factor of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit, (ii) assuming the exchange of the resulting AAP units and PAGP Class B shares for PAGP Class A shares on a one-for-one basis, and (iii) multiplying such resulting number of PAGP Class A shares by an amount equal to the applicable percentage, taking the applicable discount into account, of the closing market price ($20.10) of PAGP's Class A shares at December 31, 2018 (the last trading day of the fiscal year).

"Cause" is defined in Mr. McGee's AAP Management Unit grant agreement as (i) a reasonable determination made in good faith by the CEO that the executive has substantially failed to perform the duties and responsibilities of his position at an acceptable level and after written notice specifying such failure in reasonable detail, (ii) the executive's conviction of or guilty plea to the committing of an act or acts constituting a felony under the laws of the United States or any state thereof or any misdemeanor involving moral turpitude, or (iii) executive's violation of PAA's Code of Business Conduct (unless waived), provided that executive is provided written notice of such violation. For Mr. Chiang, "Cause" is defined as (i) substantial failure to perform the duties and responsibilities of his position at an acceptable level as reasonably determined in good faith by the CEO and President of GP LLC (or if Mr. Chiang is the CEO, by vote of the Board) and after written notice specifying such failure in detail and after a reasonable period under the circumstances (determined by the CEO, or alternatively the Board, in good faith) such failure has continued without full correction by the executive, (ii) the executive's conviction of or guilty plea to the committing of an act or acts constituting a felony under the laws of the United States or any state thereof or any misdemeanor involving moral turpitude, or (iii) violation of GP LLC's Code of Business Conduct (unless waived in accordance with the terms thereof), in each case with the specific failure or violation described in writing.

"Good Reason" is defined in the AAP Management Unit grant agreements as (i) any material breach by AAP of executive's AAP Management Unit grant agreement, (ii) the failure of any successor of AAP to assume executive's AAP Management Unit grant agreement, or (iii) any material overall reduction the executive's authority, responsibilities or duties.

"Call Value" is defined in the AAP Management Unit grant agreements as the product of the applicable conversion factor and the closing sales price of the PAGP Class A shares on the applicable date.

(10)
Pursuant to the AAP Management Unit grant agreements, upon the occurrence of a Change in Control, any earned AAP Management Units (and any AAP Management Units that will become earned in less than 180 days) become vested units and, to the extent any AAP Management Units remain unearned, an incremental 25% of the number of AAP Management Units originally granted pursuant to the applicable grant becomes vested. Mr. Chiang's amended and restated employment agreement also provides that his AAP Management Units will vest in full if GP LLC terminates his employment other than for cause prior to December 31, 2019 (see "—Employment Contracts" for additional information regarding Mr. Chiang's employment agreement). As of December 31, 2018, all of the AAP Management Units held by Messrs. Chiang and McGee had been earned. Accordingly, assuming that a Change in Control occurred on December 31, 2018, all of the AAP Management Units held by Messrs. Chiang and

  McGee would become vested and would no longer be subject to the call right. The value reflected in the table above for Messrs. Chiang and McGee represents the implied value of such "benefit", calculated as of December 31, 2018 by (i) assuming that such executive's vested AAP Management Units are converted into AAP units based on the conversion factor of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit, (ii) assuming the exchange of the resulting AAP units and PAGP Class B shares for PAGP Class A shares on a one-for-one basis, and (iii) multiplying such resulting number of PAGP Class A shares by an amount equal to the applicable percentage, taking the applicable discount into account, of the closing market price ($20.10) of PAGP's Class A shares at December 31, 2018 (the last trading day of the fiscal year).

"Change in Control" means the determination by the Board that one of the following events has occurred: (i) the Persons who own member interests in PAGP GP immediately following the closing of PAGP's initial public offering, including PAGP, and the respective Affiliates of such Persons (such owners and Affiliates being referred to as the "Owner Affiliates"), cease to own directly or indirectly at least 50% of the membership interests of such entity; (ii) (x) a "person" or "group" other than the Owner Affiliates becomes the "beneficial owner" directly or indirectly of 25% or more of the member interest in the general partner of PAGP, and (y) the member interest beneficially owned by such "person" or "group" exceeds the aggregate member interest in the general partner of PAGP beneficially owned, directly or indirectly, by the Owner Affiliates; or (iii) a direct or indirect transfer, sale, exchange or other disposition in a single transaction or series of transaction (whether by merger or otherwise) of all or substantially all of the assets of PAGP or PAA to one or more Persons who are not Affiliates of PAGP ("third party or parties"), other than a transaction in which the Owner Affiliates continue to beneficially own, directly or indirectly, more than 50% of the issued and outstanding voting securities of such third party or parties immediately following such transaction.

(11)
If Messrs. Chiang, Pefanis, Swanson or McGee were terminated for cause, GP LLC would be obligated to pay base salary through the date of termination, with no other payment obligation triggered by the termination under any employment arrangement.

(12)
Mr. Nerbonne passed away on December 31, 2018. As a result of his death, the unvested portion of his outstanding phantom unit awards vested as of the February 2019 distribution date and his named beneficiary received a cash payment equal to the aggregate market value (approximately $3.6 million) of such vested awards as determined pursuant to the terms of the agreements governing such grants. Effective as of the date of his passing, 75% of his AAP Management Units had been earned in equal 25% tranches. The remaining 25% were deemed earned and 100% were effectively vested as of the date of his passing.

(13)
Mr. Chiang's AAP Management Unit grant agreement provides that in the event of his death or disability, AAP will not have a call right and all of his earned AAP Management Units will vest. As of December 31, 2018, all of Mr. Chiang's AAP Management Units had been earned. The dollar value given assumes Mr. Chiang's death or disability on December 31, 2018 and represents the implied value of such "benefit," calculated as of December 31, 2018 by (i) assuming that Mr. Chiang's vested AAP Management Units are converted into AAP units based on the conversion factor of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit, (ii) assuming the exchange of the resulting AAP units and PAGP Class B shares for PAGP Class A shares on a one-for-one basis, and (iii) multiplying such resulting number of PAGP Class A shares by the closing market price ($20.10) of PAGP's Class A shares at December 31, 2018 (the last trading day of the fiscal year). Under Mr. McGee's AAP Management Unit grant agreements, his death or disability would trigger AAP's call right, which is assumed to be exercised.

Confidentiality, Non-Compete and Non-Solicitation Arrangements

        Pursuant to his employment agreement, Mr. Armstrong has agreed to maintain the confidentiality of PAA information for a period of five years after the termination of his employment. Mr. Chiang has agreed to maintain the confidentiality of certain information and not to solicit customers, assets and employees for two years following termination of his employment. Mr. Pefanis has agreed to maintain the confidentiality of PAA information for a period of one year following the termination of his employment. Mr. McGee has agreed to maintain the confidentiality of certain information and not to solicit customers for a period of two years after termination of his employment.

Pay Ratio Disclosure

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Greg L. Armstrong and Willie Chiang, each of whom served as CEO during a portion of 2018:

  •
  The annual total compensation for Mr. Armstrong for 2018 was approximately $1,897,700.

  •
  The annual total compensation for Mr. Chiang for 2018 was approximately $8,892,983.

  •
  The annual total compensation for the median employee for 2018 was approximately $115,100.

  •
  The ratio of Mr. Armstrong's pay to the pay of our median employee for 2018 was approximately 17 to 1.

  •
  The ratio of Mr. Chiang's pay to the pay of our median employee for 2018 was approximately 77 to 1. If Mr. Chiang had served as CEO during the entire year, and assuming that his salary for the entire year had been $600,000 and his other elements of compensation remained the same, the ratio of his pay to the pay of our median employee for 2018 would have been approximately 79 to 1.

        We used the same median employee in our 2018 pay ratio calculation as there was no significant change (i) to PAA's employee population or employee compensation arrangements from 2017 to 2018, or (ii) to such employee's circumstances, in either case that would result in a significant change to the pay ratio disclosures. PAA's median employee was identified as of December 31, 2017 using the following methodology:

  •
  A list was prepared of all individuals, excluding the CEO, who were employed by PAA on December 31, 2017. We included all U.S. and Canadian employees.

  •
  Basic wage data for each U.S. employee was extracted from Form W-2 information provided to the Internal Revenue Service for calendar year 2017. Basic wage data for each Canadian employee was extracted from Form T4 information provided to the Canada Revenue Agency for calendar year 2017 and converted to U.S. dollars. This information was then sorted and the median employee was identified.

        The median employee's annual total compensation for 2018 was determined using the same methodology we used for determining the annual total compensation for the Named Executive Officers as set forth in the 2018 Summary Compensation Table.

Compensation of Directors

        The following table sets forth a summary of the compensation paid to each person who served as a non-employee director of PAGP GP in 2018 (all payments to Mr. Armstrong for his service as Chairman of the Board in 2018 are reported in the Summary Compensation Table above):

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Victor Burk	67,500	127,683	195,183
Oscar K. Brown(2)	52,500	n/a	52,500
Everardo Goyanes	82,500	127,683	210,183
Gary R. Petersen	52,500	127,683	180,183
Alexandra Pruner(3)	5,178	450,989	456,167
John T. Raymond	52,500	102,142	154,642
Bobby S. Shackouls	56,500	127,683	184,183
Robert V. Sinnott	56,500	102,142	158,642
J. Taft Symonds	67,500	127,683	195,183
Christopher M. Temple	52,500	127,683	180,183

(1)
The dollar value of LTIPs granted during 2018 is based on the grant date fair value computed in accordance with FASB ASC Topic 718. See Note 17 to our Consolidated Financial Statements included in our 2018 Annual Report for additional discussion regarding the calculation of grant date fair values. In August 2018, the directors received LTIP awards for PAGP phantom Class A shares as follows: Burk—4,879; Goyanes—4,879; Petersen—4,879; Raymond—3,903; Shackouls—4,879; Sinnott—3,903; Symonds—4,879 and Temple—4,879. Upon vesting of director LTIP awards in August 2018, a cash payment of $51,000 was made to Occidental as directed by Mr. Brown. Such cash payment was based on the unit value of Mr. Sinnott's award on the previous year's vesting date. In connection with her appointment to the Board in December 2018, Ms. Pruner received an LTIP award for 21,384 PAGP phantom Class A Shares (see below for a discussion of this award). As of December 31, 2018, the number of outstanding PAA LTIPs held by our directors was as follows: Burk—15,000; Petersen—11,250; Shackouls—11,250; Sinnott—7,500 and Symonds—15,000. As of December 31, 2018, the number of outstanding PAGP LTIPs held by our directors was as follows: Burk—4,879; Goyanes—19,879; Petersen—4,879; Pruner—21,384; Raymond—11,403; Shackouls—4,879; Sinnott—3,903; Symonds—4,879 and Temple—16,129.

(2)
Mr. Brown's compensation is assigned to Occidental.

(3)
Ms. Pruner was appointed to the Board on December 10, 2018. Fees for 2018 represent a prorated amount for the period from December 10, 2018 through December 31, 2018.

        Each director who is not an employee of GP LLC is reimbursed for any travel, lodging and other out-of-pocket expenses related to meeting attendance or otherwise related to service on the Board (including, without limitation, reimbursement for continuing education expenses). Each non-employee director is currently paid an annual retainer fee of $75,000 (increased from $45,000 in August 2018); however, the annual retainer fee for the director designated by Occidental is paid to Occidental. Messrs. Armstrong, Chiang and Pefanis are otherwise compensated for their services as employees and therefore receive no separate compensation for services as directors. In addition to the annual retainer, each committee chairman (other than the audit committee chairman) receives $10,000 annually (increased from $2,000 in August 2018). The chairman of the audit committee receives $30,000 annually, and the other members of the audit committee receive $15,000 annually, in each case, in addition to the annual retainer.

        Our non-employee directors receive LTIP awards or cash equivalent awards as part of their compensation. Prior to August 2018, the directors received LTIP awards as follows (with the grants described below being denominated in either PAA phantom units or PAGP phantom Class A shares based on a one-time election made by each director): (i) for each designated director other than the Occidental designee (i.e., Messrs. Raymond and Sinnott), a phantom unit grant of 10,000 units vesting 25% on the August distribution date of each year, with an automatic re-grant of an additional 25% immediately upon each such vesting, together with associated DERs; (ii) for each independent director who was not serving on the audit committee (Messrs. Petersen, Shackouls and Temple), a phantom unit grant of 15,000 units vesting 25% on the August distribution date of each year, with an automatic re-grant of an additional 25% immediately upon each such vesting, together with associated DERs; (iii) for each independent director who was serving on the audit committee (Messrs. Burk, Goyanes and Symonds), two phantom unit grants of 10,000 units each (one for service as an independent director and a supplemental grant for service on the audit committee, for a total of 20,000 units) vesting 25% on the August distribution date of each year, with an automatic re-grant of an additional 25% immediately upon each such vesting, together with associated DERs; and (iv) for the director designated by Occidental, concurrent with the annual August vesting of the awards made to the other designated directors, a cash payment will be made to Occidental based on the unit value of Mr. Sinnott's award on the previous year's vesting date. In August 2018, the Board approved a modified compensation structure for non-employee directors. Specifically, the Board approved increases in retainer fees (reflected in the foregoing paragraph) and eliminated the automatic re-grant feature of the existing director LTIP awards. In lieu of automatic re-grants of fixed unit awards, the directors will receive annual grants of LTIP awards for PAGP phantom Class A shares having a market value on the date of grant equal to approximately $125,000 for independent directors and approximately $100,000 for designated directors. The first of these annual grants were awarded in August 2018. The annual LTIP awards will vest (become payable in PAGP Class A shares on a one-for-one basis) in August four years after the date of grant, and include associated DERs. Occidental will continue to receive a cash payment concurrent with the annual August vesting of the awards made to the other designated directors, in an amount that is equal to the value of Mr. Sinnott's award on the previous year's vesting date.

        In connection with her appointment to the Board in December 2018, Ms. Pruner received an initial LTIP award for PAGP phantom Class A shares that will vest (become payable in PAGP Class A shares on a one-for-one basis) in August of each year for the next four years commencing in August 2019 and continuing through August 2022. This initial grant was sized so that the number of phantom Class A shares vesting each August will have a market value on the date of such initial grant equal to approximately $125,000 (or pro rata portion thereof for the period from December 2018 through August 2019). As each tranche of phantom Class A shares vests, they will be replaced with a new grant of phantom Class A shares having a market value on the date of grant equal to approximately $125,000 and which will vest four years after the date of grant. The phantom Class A shares awarded to Ms. Pruner include associated DERs.

        All director LTIP awards vest in full upon the next following distribution date after the death or disability (as determined in good faith by the Board) of the director. The awards also vest in full if a director (i) retires (no longer with full-time employment and no longer serving as an officer or director of any public company) or (ii) is removed from the Board or is not reelected to the Board, unless such removal or failure to reelect is for "Cause," as defined in the PAGP GP LLC Agreement.

Reimbursement of Expenses of Our General Partner and its Affiliates

        We do not pay our general partner a management fee, but we do reimburse our general partner for all direct and indirect costs of services provided to us, incurred on our behalf, including the costs of employee, officer and director compensation and benefits allocable to us, as well as all other expenses necessary or appropriate to the conduct of our business, allocable to us. We record these costs on the accrual basis in the period in which our general partner incurs them. Our partnership agreement provides that our general partner will determine the expenses that are allocable to us in any reasonable manner determined by our general partner in its sole discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Plains All American Pipeline, L.P.

        Our common units and Series A preferred units outstanding (collectively, our "Common Unit Equivalents") represent 100% of our voting securities. Ownership of the non-economic general partner interest is discussed separately below under "—Beneficial Ownership of General Partner Interest." The following table sets forth certain information regarding the beneficial ownership of our common units and Series A preferred units as of March 25, 2019 (unless otherwise noted) by each person who is known to us to beneficially own more than 5% of our common units, each person who is known to us to beneficially own more than 5% of our Series A preferred units, the Named Executive Officers (other than Mr. Nerbonne who passed away on December 31, 2018), our directors, and all directors and executive officers as a group. Holders of our common units (other than Plains AAP, L.P.) and our Series A preferred units are entitled to vote on all matters presented at the PAA Annual Meeting.

Name of Beneficial Owner and Address (in the case of Owners of more than 5%)	Common Units		Percentage of Common Units	Series A Preferred Units(1)		Percentage of Series A Preferred Units	Percentage of Common Unit Equivalents**
Plains AAP, L.P.(2)	280,645,002		38.6%	—		—	35.2%
Harvest Fund Advisors LLC(3)	42,108,526		5.8%	—		—	5.3%
ALPs Advisors, Inc.(4)	39,064,805		5.4%	—		—	4.9%
Tortoise Capital Advisors, L.L.C.(5)	38,882,509		5.3%	—		—	4.9%
EnCap Partners LLC(6)	—		—	25,357,120		35.7%	3.2%
EMG Fund IV PAA Holdings, LLC(7)	—		—	20,376,259		28.7%	2.6%
Richard A. Kayne/Kayne Anderson Capital Advisors, L.P.(8)	14,584,795		2.0%	6,339,251		8.9%	2.6%
FR XIII PAA Holdings Holdco LLC(9)	—		—	12,678,560		17.8%	1.6%
Stonepeak Partners LLC(10)	—		—	6,339,278		8.9%	*
Greg L. Armstrong	1,508,418		*	—		—	*
Willie Chiang	49,932	(11)	*	—		—	—
Harry N. Pefanis	600,194		*	—		—	*
Al Swanson	157,332	(11)	*	—		—	*
Richard McGee	163,448	(11)	*	—		—	*
Oscar K. Brown	900		*	—		—	*
Victor Burk	22,043	(11)	*	—		—	*
Everardo Goyanes	88,400		*	—		—	*
Gary R. Petersen(2)	56,950	(11)	*	25,357,120		35.7%	3.2%
Alexandra Pruner	—		—	—		—	—
John T. Raymond(3)	1,599,616		*	20,376,259		28.7%	2.8%
Bobby Shackouls	23,783	(11)	*	—		—	*
Robert V. Sinnott	351,393	(11)(12)	*	—		—	*
J. Taft Symonds	114,050	(11)	*	—		—	*
Christopher M. Temple	31,250		*	—		—	*
All directors and executive officers as a group (18 persons)	4,892,652	(11)(13)	*	45,733,379	(13)	64.4%	6.3%

*
Less than 1%.

**
Common Unit Equivalents include outstanding common units and Series A preferred units combined.

(1)
The Series A preferred units vote on an as-converted basis with the common units and have certain other class voting rights with respect to any amendment to our partnership agreement that would adversely affect any rights, preferences or privileges of the Series A preferred units. The Series A preferred units are convertible, generally on a one-for-one basis and subject to customary anti-dilution adjustments, at any time by the holders or by us.

(2)
The address for this holder is 333 Clay Street, Suite 1600, Houston, Texas 77002.

(3)
Reflects ownership as of December 31, 2018 as reported in a Schedule 13G filed with the SEC on Feburary 14, 2019. The address for this holder is 100 W. Lancaster Ave., Suite 200, Wayne, Pennsylvania 19087.

(4)
Reflects ownership as of December 31, 2018 as reported in a Schedule 13G filed with the SEC on Feburary 4, 2019. The address for this holder is 1290 Broadway, Suite 1100, Denver, Colorado 80203.

(5)
Reflects ownership as of December 31, 2018 as reported in a Schedule 13G filed with the SEC on Feburary 12, 2019. The address for this holder is 11550 Ash St., Suite 300, Leawood, Kansas 66211.

(6)
The Series A preferred units are owned by funds managed by EnCap Partners, LLC, whose address is 1100 Louisiana, Suite 4900, Houston, Texas 77002. Gary R. Petersen may be deemed to be the beneficial owner of the Series A preferred units owned by these holders by virtue of being a member of EnCap Partners, LLC, the managing member of each holder's general partner. Mr. Petersen disclaims beneficial ownership of the Series A preferred units except to the extent of his pecuniary interest therein.

(7)
The address for this holder is 2229 San Felipe, Suite 1300, Houston, Texas 77019. John T. Raymond has sole voting and dispositive power over the Series A preferred units and may be deemed to be the beneficial owner of the Series A preferred units owned by the holder by virtue of being the sole member of the general partner of the holder's manager. Mr. Raymond disclaims beneficial ownership of the Series A preferred units except to the extent of his pecuniary interest therein.

(8)
Richard A. Kayne is Chief Executive Officer and Director of Kayne Anderson Investment Management, Inc., which is the general partner of Kayne Anderson Capital Advisors, L.P. ("KACALP"). Various accounts under the management or control of KACALP own 9,817,919 common units and 6,339,251 Series A preferred units. Mr. Kayne may be deemed to beneficially own such units. In addition, Mr. Kayne directly owns or has sole voting and dispositive power over 4,766,876 common units. Mr. Kayne disclaims beneficial ownership of any of our partner interests other than units held by him or interests attributable to him by virtue of his interests in the accounts that own our partner interests. The address for Mr. Kayne and Kayne Anderson Investment Management, Inc. is 1800 Avenue of the Stars, 3rd Floor, Los Angeles, California 90067.

(9)
The address for this holder is 600 Travis, Suite 6000, Houston, Texas 77002.

(10)
The Series A preferred units are owned by a fund managed by Stonepeak Partners LLC, whose address is 717 Fifth Avenue, 25th Floor, New York, New York 10022.

(11)
Does not include unvested phantom units granted under our Long-Term Incentive Plans, none of which will vest within 60 days of the date hereof. See "Executive Compensation—Outstanding Equity Awards at Fiscal Year-End" and "—Director Compensation."

(12)
Pursuant to the PAGP GP LLC Agreement, Mr. Sinnott is designated as a member of the board of directors of PAGP GP by KAFU Holdings (QP), L.P., which is controlled by Kayne Anderson Investment Management, Inc., of which he is President. Mr. Sinnott disclaims any deemed beneficial ownership of the interests owned by KAFU Holdings (QP), L.P. or its affiliates, beyond his pecuniary interest therein, if any. Mr. Sinnott has a non-controlling ownership interest in KACALP, which is the general partner of KAFU Holdings (QP), L.P. KACALP is entitled to a percentage of the profits earned by the funds invested in KAFU Holdings (QP), L.P. The address for KAFU Holdings (QP), L.P. is 1800 Avenue of the Stars, 3rd Floor, Los Angeles, California 90067.

(13)
As of March 25, 2019, no units were pledged by directors or Named Executive Officers.

Beneficial Ownership of General Partner Interest

        AAP owns a significant limited partner interest in us and, through its 100% member interest in PAA GP LLC, our non-economic general partner interest. GP LLC owns a limited partner interest and non-economic general partner interest in AAP. The Class A limited partners of AAP, together with the holders of the AAP Management Units, collectively own 100% of the economic interests in AAP. The following table sets forth the percentage ownership of the Class A limited partners of AAP, including our Named Executive Officers (other than Mr. Nerbonne who passed away on December 31, 2018), and the resulting economic interest of such limited partners and the holders of the AAP Management Units as a group, in each case as of March 25, 2019:

Name of Owner and Address (in the case of Owners of more than 5%)	Percentage Ownership of Plains AAP, L.P. Class A LP Interest	Economic Interest in Plains AAP, L.P.(1)
Plains GP Holdings, L.P. and Plains All American GP LLC	57.2%	56.8%
333 Clay Street, Suite 1600
Houston, TX 77002
EMG Investment, LLC	16.4%	16.3%
2229 San Felipe, Suite 1300
Houston, TX 77019
Oxy Holding Company (Pipeline), Inc.	10.7%	10.7%
5 Greenway Plaza
Houston, TX 77046
KAFU Holdings (QP), L.P. and Affiliates	6.7%	6.6%
1800 Avenue of the Stars, 3rd Floor
Los Angeles, CA 90067
Windy, L.L.C.	2.4%	2.4%
Lynx Holdings I, LLC	1.1%	1.1%
Greg L. Armstrong	1.6%	1.6%
Harry N. Pefanis	1.4%	1.4%
Richard McGee	*	*
Various Individual Investors	2.5%	2.5%
AAP Management Unitholders(2)	—	0.6%

*
Less than 1%.

(1)
AAP owns approximately 281 million PAA common units and a 100% member interest in PAA GP LLC, which owns our non-economic general partner interest.

(2)
Represents a profits interest in AAP in the form of AAP Management Units owned by certain members of management.

 EQUITY COMPENSATION PLAN INFORMATION TABLE

        The following table sets forth certain information with respect to our equity compensation plans as of December 31, 2018. For a description of these plans, see "Certain Relationships and Related Transactions—Equity-Based Long-Term Incentive Plans."

Plan Category	Number of Units to be Issued upon Exercise/ Vesting of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Units Remaining Available for Future Issuance under Equity Compensation Plans (c)
Equity compensation plans approved by unitholders:
2013 Long Term Incentive Plan	3,568,200	(1)	N/A	(2)	6,951,234	(1)(3)
Equity compensation plans not approved by unitholders:
PNG Successor Plan	890,294	(4)	N/A	(2)	203,241	(3)(4)

(1)
The 2013 Long-Term Incentive Plan (the "2013 Plan"), which was approved by our unitholders in November 2013, consolidated three prior plans (the Plains All American GP LLC 1998 Long-Term Incentive Plan (the "1998 Plan"), the Plains All American GP LLC 2005 Long-Term Incentive Plan (the "2005 Plan"), and the PPX Successor Long-Term Incentive Plan (the "PPX Successor Plan")). The 2013 Plan contemplates the issuance or delivery of up to 13,074,686 common units to satisfy awards under the plan, which amount is net of 4,774,932 common units previously issued under the prior plans. The number of units presented in column (a) assumes that all remaining grants will be satisfied by the issuance of new units upon vesting unless such grants are by their terms payable only in cash. In fact, a substantial number of phantom units that have vested were satisfied without the issuance of units. These phantom units were settled in cash or withheld for taxes. Any units not issued upon vesting will become "available for future issuance" under column (c).

(2)
Phantom unit awards under the 2013 Plan and PNG Successor Plan (defined below) vest without payment by recipients.

(3)
In accordance with Item 201(d) of Regulation S-K, column (c) excludes the securities disclosed in column (a). However, as discussed in footnotes (1) and (4), any phantom units represented in column (a) that are not satisfied by the issuance of units become "available for future issuance."

(4)
In December 2013, in connection with the PNG Merger, we adopted and assumed the PAA Natural Gas Storage, L.P. 2010 Long Term Incentive Plan (the "PNG Legacy Plan"), and all outstanding awards of PNG phantom units were converted into comparable awards of PAA phantom units by applying the merger exchange ratio of 0.445 PAA common units for each PNG common unit and rounding down for any fractions. The GP LLC board of directors amended and restated the PNG Legacy Plan, which is now known as the PNG Successor Long-Term Incentive Plan (the "PNG Successor Plan"). The PNG Successor Plan contemplates the issuance or delivery of up to 1,319,983 units to satisfy awards under the plan, which amount is net of 15,017 common units previously issued under the PNG Legacy Plan. The number of units presented in column (a) assumes that all outstanding grants will be satisfied by the issuance of new units upon vesting unless such LTIPs are by their terms payable only in cash. In fact, some portion of the phantom units may be settled in cash and some portion will be withheld for taxes. Any units not issued upon vesting will become "available for future issuance" under column (c).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our General Partner

        Our operations and activities are managed, and our officers and personnel are employed, by our general partner (or, in the case of our Canadian operations, Plains Midstream Canada). We do not pay our general partner a management fee, but we do reimburse our general partner for all expenses incurred on our behalf (other than expenses related to the AAP Management Units). Total costs reimbursed by us to our general partner for the year ended December 31, 2018 were approximately $494 million.

        Prior to completion of the Simplification Transactions on November 15, 2016, our general partner was entitled to receive (i) distributions resulting from its ownership of a 2% economic general partner interest in us, and (ii) incentive distributions resulting from its ownership of all of the incentive distribution rights ("IDRs") in us if the amount we distributed with respect to any quarter exceeded certain specified levels. As a result of the Simplification Transactions, the IDRs were eliminated and our general partner now owns a non-economic general partner interest in us and, as of March 25, 2019, approximately 281 million common units, (representing approximately 35% of our outstanding common units and Series A preferred units combined). This limited partner interest entitles our general partner to receive quarterly distributions at the same rate as other common unitholders.

Equity-Based Long-Term Incentive Plans

        In November 2013, our unitholders approved the adoption of the 2013 Plan, which consolidated three prior plans (the 1998 LTIP, the 2005 LTIP, and the PPX Successor Plan). In December 2013, in connection with the PNG Merger, we adopted and assumed the PNG Legacy Plan, and all outstanding awards of PNG phantom units were converted into comparable awards of PAA phantom units by applying the merger exchange ratio of 0.445 PAA common units for each PNG common unit and rounding down for any fractions. The Board amended and restated the PNG Legacy Plan, which is now known as the PNG Successor Plan (together with the 2013 Plan, the "Plans"). The provisions of the PNG Successor Plan are substantially the same as the 2013 Plan, except that new awards under the PNG Successor Plan may only be made to employees hired after the date of the PNG Merger. Awards contemplated by the Plans include phantom units, distribution equivalent rights (DERs), unit appreciation rights, restricted units, and unit options. The 2013 Plan authorizes the grant of awards covering an aggregate of 13,074,686 common units deliverable upon vesting or exercise (as applicable) of such awards. The PNG Successor Plan authorizes the grant of awards covering an aggregate of 1,319,983 common units deliverable upon vesting or exercise (as applicable) of such awards. The Board has the right to alter or amend the Plans from time to time, including, subject to any applicable NYSE listing requirements, increasing the number of common units with respect to which awards may be granted; provided, however, that no change in any outstanding grant may be made that would materially impair the rights of the participant without the consent of such participant.

        Common units to be delivered upon the vesting of rights may be common units acquired in the open market or, common units acquired from us, any of our affiliates or any other person, or any combination of the foregoing. Our general partner will be entitled to reimbursement by us for the cost incurred in acquiring common units. In addition, over the term of the Plans we may issue new common units to satisfy delivery obligations under the grants. When we issue new common units upon vesting of grants, the total number of common units outstanding increases.

        Phantom Units.    A phantom unit entitles the grantee to receive, upon the vesting of the phantom unit, a common unit (or cash equivalent, depending on the terms of the grant). The issuance of the common units upon vesting of phantom units is primarily intended to serve as a means of incentive compensation for performance. Therefore, no consideration is paid to us by the plan participants upon receipt of the common units.

        As of December 31, 2018, grants of approximately 3,568,200 and 890,294 unvested phantom units were outstanding under the 2013 Plan and PNG Successor Plan, respectively, and approximately 6,951,234 and 203,241 remained available for future grant, respectively. The compensation committee or Board may, in the future, make additional grants under the Plans to employees and directors containing such terms as the compensation committee or Board shall determine, including DERs with respect to phantom units. DERs entitle the grantee to a cash payment, either while the award is outstanding or upon vesting, equal to any cash distributions paid on a unit while the award is outstanding.

        Unit Appreciation Rights.    A unit appreciation right is an award that, upon exercise, entitles the holder to receive the excess, if any, of the fair market value of a common unit on the exercise date over the grant price of the unit appreciation right. The excess may be paid in cash and/or common units as determined by the plan administrator in its discretion. No unit appreciation rights have been granted under the Plans to date.

        Restricted Unit Awards.    A restricted unit is a common unit granted under the Plan that is subject to a risk of forfeiture, restrictions on transferability, and any other restrictions that may be imposed by the plan administrator in its discretion. No restricted unit awards have been granted under the Plans to date.

        Unit Options.    Options may be granted under the Plan to purchase a specific number of common units at a set exercise price. The exercise price of each option granted under the Plan will be determined by the plan administrator at the time the option is granted, provided that each option may not have an exercise price that is less than the fair market value of the common units on the date of grant. No options have been granted under the Plans to date.

AAP Management Units

        In August 2007, the owners of AAP authorized the creation and issuance of AAP Management Units and authorized the compensation committee to issue grants of AAP Management Units to create long-term incentives for our management. Each AAP Management Unit represents a "profits interest" in AAP, which entitles the holder to participate in future profits and losses from operations, current distributions from operations, and an interest in future appreciation or depreciation in AAP's asset values. As of March 25, 2019, 1,759,860 AAP Management Units were issued and outstanding. The compensation committee does not plan to issue any additional AAP Management Units.

        The outstanding AAP Management Units are subject to restrictions on transfer and generally become "earned" (entitled to receive distributions) in percentage increments upon achievement of certain performance thresholds that are aligned with the interests of our common unitholders, such as distributable cash flow per common unit. As of March 25, 2019, approximately 98% of the then outstanding AAP Management Units had been earned. The remaining AAP Management Units will be earned upon achievement of certain distributable cash flow levels.

        To encourage retention following achievement of the applicable performance benchmarks, AAP retained a call right to purchase any earned AAP Management Units at a discount to fair market value that is generally exercisable upon the termination of a holder's employment with GP LLC and its affiliates (other than termination under certain circumstances such as a termination without cause or by the employee for good reason) prior to certain stated dates. The size of the discount to fair market value reflected in the potential call right purchase price decreases over time pursuant to a formula set forth in each AAP Management Unit grant agreement. If a holder of an AAP Management Unit remains employed past such designated date (or prior to such date such holder is terminated without cause or quits for good reason), any earned units are no longer subject to the call right and are deemed to have "vested." The vesting dates for outstanding AAP Management Unit grants range from

January 1, 2020 to January 1, 2023, depending on the date of grant. All earned AAP Management Units will also vest if AAP does not timely exercise its call right or in the event of a change of control.

        As long as PAGP's Class A shares are publicly traded, each vested AAP Management Unit may be converted into AAP units and a like number of PAGP Class B shares based on a conversion ratio of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit. Following any such conversion, the resulting AAP units and PAGP Class B shares are exchangeable for PAGP Class A shares or redeemable for PAA common units, in each case on a one-for-one basis as provided in the AAP limited partnership agreement.

        In connection with the closing of the Simplification Transactions, AAP received one PAA common unit for each outstanding earned AAP Management Unit (on a post-conversion basis), and PAA withheld approximately 800,000 units from the Simplification consideration for future distribution or issuance when and if any outstanding but unearned AAP Management Units become earned. As of March 25, 2019, all but 35,350 of such withheld units have been issued to AAP in connection with additional AAP Management Units becoming earned.

Simplification Transactions

        The Simplification Transactions completed in November 2016 included, among other things:

  •
  the permanent elimination of our IDRs and the economic rights associated with our 2% general partner interest in exchange for the issuance by us to AAP of 245.5 million common units (including approximately 0.8 million units to be issued in the future) and the assumption by us of all of AAP's outstanding debt ($642 million);

  •
  the implementation of a unified governance structure pursuant to which the board of directors of GP LLC was eliminated and an expanded board of directors of PAGP GP assumed oversight responsibility over both us and PAGP;

  •
  the provision for annual PAGP shareholder meetings beginning in 2018 for the purpose of electing certain directors, and the participation of our common unitholders (other than AAP) and Series A preferred unitholders in such elections through our ownership of Class C shares in PAGP, which provide us, as the sole holder of such Class C shares, the right to vote, as directed by our common and Series A preferred unitholders, in elections of eligible PAGP directors together with the holders of PAGP Class A and Class B shares;

  •
  the execution by AAP of a reverse split to adjust the number of AAP units such that the number of outstanding AAP units (assuming the conversion of AAP Management Units into AAP units) equaled the number of our common units received by AAP at the closing of the Simplification Transactions. Simultaneously, PAGP executed reverse splits to adjust the number of (i) PAGP Class A shares outstanding to equal the number of AAP units PAGP owned following AAP's reverse unit split and (ii) PAGP Class B shares outstanding to equal the number of AAP units owned by AAP's unitholders other than PAGP following AAP's reverse unit split. These reverse splits, along with the Omnibus Agreement described below, resulted in economic alignment between PAGP's Class A shareholders and our common unitholders, such that the number of outstanding PAGP Class A shares equals the number of AAP units owned by PAGP, which in turn equals the number of our common units held by AAP that are attributable to PAGP's interest in AAP. The Plains Entities (defined below) also entered into an Omnibus Agreement, pursuant to which such one-to-one relationship will be maintained subsequent to the closing of the Simplification Transactions; and

  •
  the creation of a right for certain holders of the AAP units to cause AAP to redeem such AAP units in exchange for an equal number of our common units held by AAP (an "AAP Unit Redemption").

  Administrative Agreement

        In connection with the Simplification Transactions completed in November 2016, we entered into an amended and restated administrative agreement (the "Administrative Agreement") with PAGP, PAGP GP, AAP, PAA GP LLC and GP LLC to address, among other things, potential conflicts with respect to business opportunities that may arise among PAGP, PAGP GP, AAP, PAA, PAA GP LLC and GP LLC. The Administrative Agreement provides that if any business opportunity is presented to PAGP, PAGP GP, AAP, PAA, PAA GP LLC or GP LLC, then we will have the first right to pursue such business opportunity. PAGP will have the right to pursue and/or participate in such business opportunity if invited to do so by us, or if we abandon the business opportunity and GP LLC so notifies PAGP GP. We also granted PAGP a license to use the names "PAA" and "Plains" and any associated or related marks.

  Omnibus Agreement

        In connection with the Simplification Transactions completed in November 2016, we entered into an omnibus agreement (the "Omnibus Agreement") with PAGP, PAGP GP, AAP, PAA GP LLC and GP LLC (collectively with us, the "Plains Entities"), which provides for, among other things, the following:

  •
  that all direct or indirect expenses of any of the Plains Entities will be paid by us, other than income taxes, if any, of PAGP GP, PAGP, GP LLC, AAP and PAA GP LLC. Such direct or indirect expenses include, but are not limited to (i) compensation for the directors of PAGP GP, (ii) director and officer liability insurance, (iii) listing exchange fees, (iv) investor relations expenses, and (v) fees related to legal, tax, financial advisory and accounting services. We paid $4 million of such expenses in 2018;

  •
  the mechanics by which the number of PAGP Class C shares outstanding will equal, at all times, the number of our units that are outstanding and entitled to vote, other than such voting units held by AAP;

  •
  the mechanics by which (i) the total number of PAGP's outstanding Class A shares will equal the number of AAP units held by PAGP, and (ii) the total number of our common units held by AAP will equal the sum of the number of outstanding AAP units and the number of AAP units that are issuable to the holders of vested and earned AAP Management Units;

  •
  the ability of PAGP to issue additional Class A shares and related obligation of PAGP to use the net proceeds therefrom to purchase a like number of AAP units from AAP, and the corresponding obligation of AAP to use the net proceeds therefrom to purchase a like number of common units from us; and

  •
  the ability of PAGP to lend proceeds of any future indebtedness incurred by it to AAP, and AAP's corresponding obligation to lend such proceeds to us, in each case on substantially the same terms as incurred by PAGP (also clarifying that we will reimburse the net fees and expenses in connection with the incurrence of such debt; provided that we will only be required to reimburse such net fees and expenses on one occasion with respect to each incurrence of indebtedness by us from AAP).

  Registration Rights Agreement

        In connection with the Simplification Transactions completed in November 2016, the holders of AAP units other than PAGP and GP LLC entered into a Registration Rights Agreement with us, pursuant to which we filed, and will cause to remain continuously effective, a shelf registration statement to permit the public resale of the common units held by AAP immediately following the closing of the Simplification Transactions that are distributable to such holders pursuant to an AAP

Unit Redemption. Additionally, we agreed to register the resale of any common units issued to AAP following the closing of the Simplification Transactions pursuant to the Omnibus Agreement in respect of certain of the AAP Management Units. In certain circumstances, the holders will have piggyback registration rights on offerings initiated by persons (other than us) for whom we have the obligation to undertake an underwritten offering (including the holders of its Series A preferred units), and certain holders will collectively have the right to request up to a total of twelve underwritten offerings, subject to size limitations and customary rights of PAA to delay such offerings.

Series A Preferred Unit Offering

        In January 2016, we sold approximately 61.0 million unregistered Series A preferred units in a private placement offering to a group of purchasers that included affiliates of EnCap, KAFU and EMG. Net proceeds of the sale, after deducting offering expenses and a transaction fee due to the purchasers, were approximately $1.6 billion.

        In connection with the closing of our private placement of Series A preferred units, we entered into a Registration Rights Agreement with the purchasers of the Series A preferred units relating to the registered resale of the common units issuable upon conversion of the Series A preferred units. Pursuant to the Registration Rights Agreement, we filed a registration statement for such registered resale, which registration statement became effective in December 2017. In certain circumstances, the holders of registrable securities (as defined in the Registration Rights Agreement) will have piggyback registration rights on offerings initiated by other holders, and certain purchasers will have rights to request an underwritten offering as described in the Registration Rights Agreement. Holders of registrable securities will cease to have registration rights under the Registration Rights Agreement on the later of (i) the fourth anniversary of the date on which all Series A preferred units have been converted into common units pursuant to our partnership agreement and (ii) the earlier of (x) the date on which such holder is no longer an "affiliate" as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended, and (y) the tenth anniversary of the closing.

Other

        During 2018, we had net sales of approximately $1.3 billion from companies affiliated with Occidental. These transactions were conducted at posted tariff rates or prices that we believe approximate market. These transactions included inventory exchanges under crude oil buy/sell agreements, one of which includes a multi-year minimum volume commitment. These amounts do not include revenues from unconsolidated equity investments.

        During 2018, we recognized sales and transportation and storage revenues of approximately $12 million from companies affiliated with EMG. During 2018, we also purchased approximately $351 million of oil from companies affiliated with EMG. These transactions were conducted at posted tariff rates or prices that we believe approximate market.

        During 2018, we purchased approximately $38 million of oil from companies owned and controlled by funds managed by KACALP. We pay the same amount per barrel to these companies that we pay to other producers in the area.

        An employee in our marketing department, who has been with the company for over 10 years, is the daughter of Willie Chiang, our Chief Executive Officer. Mr. Chiang's daughter's total compensation for 2018 was approximately $151,000.

        An employee in our supply chain management department is the son of Daniel J. Nerbonne, who served as an executive officer during 2018. Mr. Nerbonne's son's total compensation for 2018 was approximately $196,000.

        An employee in our marketing department is the son of Daniel J. Nerbonne, who served as an executive officer during 2018. Mr. Nerbonne's son's total compensation for 2018 was approximately $270,000.

Review, Approval or Ratification of Transactions with Related Persons

        Pursuant to our Governance Guidelines, a director is expected to bring to the attention of the CEO or the Board any conflict or potential conflict of interest that may arise between the director or any affiliate of the director, on the one hand, and PAGP GP, PAA, PAGP or their respective affiliates, on the other. The resolution of any such conflict or potential conflict should, at the discretion of the Board in light of the circumstances, be determined by a majority of the disinterested directors.

        If a conflict or potential conflict of interest arises between PAA and its limited partners, on the one hand, and our general partner and its owners and affiliates, on the other, the resolution of any such conflict or potential conflict should be addressed by the Board in accordance with the applicable provisions of the partnership agreements of PAA and PAGP. At the discretion of the Board in light of the circumstances, the resolution may be determined by the Board or by a "conflicts committee" meeting the definitional requirements for such a committee under the partnership agreements.

        Pursuant to our Code of Business Conduct, any executive officer must avoid conflicts of interest unless approved by the Board.

        In the case of any sale of equity by the Partnership in which an owner or affiliate of an owner of our general partner participates, our practice would be to obtain Board approval for the transaction. The Board typically delegates authority to set the specific terms to a pricing committee, consisting of the CEO and one independent director. Actions by the pricing committee require unanimous approval of such committee.

REPORT OF THE AUDIT COMMITTEE

        The audit committee of our Board oversees the Partnership's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

        In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018.

        The Partnership's independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. The audit committee reviewed with PricewaterhouseCoopers LLP the firm's judgment as to the quality, not just the acceptability, of the Partnership's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards.

        The audit committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The audit committee received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from management and the Partnership.

        Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Everardo Goyanes, Chairman Victor Burk Alexandra Pruner J. Taft Symonds

 PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit and Non-Audit Fees

        The following table details the aggregate fees billed for professional services rendered by our independent auditor for services provided to us and to our subsidiaries (in millions):

	Year Ended December 31,
	2018	2017
Audit fees(1)	$5.0	$5.1
Audit-related fees	0.1	0.4
Tax fees(2)	1.5	1.5

Total	$6.6	$7.0

(1)
Audit fees include those related to (a) our annual audit (including internal control evaluation and reporting); (b) the audit of certain joint ventures of which we are the operator, and (c) work performed on our registration of publicly held debt and equity.

(2)
Tax fees are primarily related to tax processing as well as the preparation of Forms K-1 for our unitholders and international tax planning work associated with the structure of our Canadian investment.

Pre-Approval Policy

        Our audit committee reviews our external financial reporting, engages our independent auditors and reviews the adequacy of our internal accounting controls. Our audit committee performs similar functions on PAGP's behalf. All services provided by our independent auditor to us or to PAGP are subject to pre-approval by our audit committee. The audit committee has instituted policies that describe certain pre-approved non-audit services. We believe that the descriptions of services are designed to be sufficiently detailed as to particular services provided, such that (i) management is not required to exercise judgment as to whether a proposed service fits within the description and (ii) the audit committee knows what services it is being asked to pre-approve. The audit committee is informed of each engagement of the independent auditor to provide services under the respective policy. All services provided by our independent auditor during the years ended December 31, 2018 and 2017 were approved in advance by our audit committee.

 PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The second proposal item to be voted on at the PAA Annual Meeting is ratification of the appointment of PricewaterhouseCoopers LLP as our and PAGP's independent registered public accounting firm for the fiscal year ending December 31, 2019. Our Unitholders are being asked to vote to instruct PAA how to vote the PAGP Class C shares that it owns on ratification of the appointment of PricewaterhouseCoopers LLP as our and PAGP's independent registered public accounting firm for 2019.

        The audit committee of the Board has appointed PricewaterhouseCoopers LLP to continue to act as our and PAGP's independent registered public accounting firm for the fiscal year ending December 31, 2019. The Board has directed that such appointment be submitted to our Unitholders for ratification at the Annual Meeting.

        Ratification of the appointment of PricewaterhouseCoopers LLP as our and PAGP's independent registered public accounting firm is not required. The Board, however, is submitting the appointment to our Unitholders for ratification as a good corporate governance practice. Representatives of PricewaterhouseCoopers LLP are expected to be present at the PAA Annual Meeting and will have an opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO INSTRUCT PAA TO VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS PAA'S AND PAGP'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

 PROPOSAL 3—ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICER
COMPENSATION

        This proposal, commonly known as a "say-on-pay" proposal, provides our Unitholders with the opportunity to cast a pass-through advisory vote on the approval of the compensation of our Named Executive Officers.

        The Board recognizes that executive compensation is an important matter for our Unitholders. As described in detail in the "Executive Compensation" section and elsewhere in this proxy statement, the compensation committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been, and continues to be, to pay our executive officers based on our performance. In particular, the compensation committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives' long-term interests with the interests of our Unitholders. To do so, the compensation committee uses a combination of short and long-term incentive compensation to reward near-term performance and to encourage executives' commitment to our long-range, strategic business goals. It is the intention of the compensation committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles and Unitholder interests and concerns.

        As described in the Compensation Discussion and Analysis ("CD&A") section of this proxy statement, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our Unitholders and that the total compensation provided to the Named Executive Officers (including potential payouts upon a termination or change of control) is reasonable and not excessive. As you consider this Proposal 3, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the "Executive Compensation" section of this proxy statement.

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012, as well as Section 14A of the Exchange Act, and the rules promulgated thereunder, enables our Unitholders the opportunity to express their views, on an advisory basis, on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

        As an advisory vote, this Proposal 3 is not binding on the Board or the compensation committee, will not overrule any decisions made by the Board or the compensation committee or require the Board or the compensation committee to take any action. Although the vote is non-binding, the Board and the compensation committee value the opinions of our Unitholders and will carefully consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the Named Executive Officers' compensation as disclosed in this proxy statement, we will consider our Unitholders' concerns, and the compensation committee will evaluate whether any actions are necessary to address those concerns.

        For the reasons set forth above, the following resolution will be submitted for approval at the PAA Annual Meeting:

        "RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in PAA's proxy statement for its 2019 Annual Meeting of Unitholders, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion, is hereby approved."

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO INSTRUCT PAA TO VOTE, ON A NON-BINDING ADVISORY BASIS, "FOR" THE RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED ABOVE.

 OTHER MATTERS FOR THE PAA ANNUAL MEETING

        We know of no matters to be acted upon at the PAA Annual Meeting other than the proposals included in the accompanying notice and described in this proxy statement. If any other matter requiring a vote of Unitholders arises, including a question of adjourning the PAA Annual Meeting, the persons named as proxies in the proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of PAA. The proxy card confers discretionary authority to take action with respect to any additional matters that may come before the meeting or any adjournment thereof.

UNITHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

PAGP GP Director Nominations

        Pursuant to Section 13.13 of our partnership agreement, any eligible Unitholder who owns common units equal in number to 10% or more of the outstanding Class A, Class B and Class C shares of PAGP, taken together as a single class, is entitled to direct our general partner to cause us to nominate one person for election as a PAGP Eligible Director in accordance with Section 13.4(c)(ii) of PAGP's partnership agreement. Eligible Unitholders who wish to submit a director nomination for our 2020 annual meeting must deliver written notice thereof to our principal executive offices in care of the Corporate Secretary by mail to 333 Clay Street, Suite 1600, Houston, Texas 77002 no later than the close of business on February 14, 2020, nor earlier than the close of business on January 15, 2020. In the event that the date of the 2020 annual meeting is changed by more than 30 days before or more than 60 days after the one-year anniversary of the 2019 annual meeting, Unitholder notice of a director nomination must be received no earlier than the close of business on the 120th day prior to the 2020 annual meeting and not later than the close of business on the date that is the later of the (i) 90th day prior to the 2020 annual meeting or (ii) if the first public announcement of the 2020 annual meeting is less than 100 days prior to such meeting, the 10th day following the day on which public announcement of the date of the 2020 annual meeting is first made.

        The written notice must comply with Section 13.13 of our partnership agreement and the procedures set forth in Section 13.4(c)(ii) of PAGP's partnership agreement, including the informational requirements included in Section 13.4(c)(ii)(A)(3). We will not entertain any nomination at the annual meeting that does not meet the requirements set forth in our partnership agreement and PAGP's partnership agreement. Our partnership agreement is filed as Exhibit 3.1 to our Current Report on Form 8-K filed on October 12, 2017, and PAGP's partnership agreement is filed as Exhibit 3.2 to our Current Report on Form 8-K filed on November 21, 2016.

Unitholder Proposals

        Any Unitholder who, in accordance with Rule 14a-8 under the Exchange Act, wishes to submit a proposal for inclusion in our proxy statement for the 2020 annual meeting must submit their proposal in writing, along with proof of eligibility, to our principal executive offices in care of the Corporate Secretary by mail to 333 Clay Street, Suite 1600, Houston, Texas 77002. Proposal submissions must be received no later than the close of business (5:00 p.m. Central Time) on December 13, 2019, to be considered timely. SEC rules set forth standards as to what proposals are required to be included in a proxy statement for a meeting. In no event are Unitholders allowed to vote on matters that would cause the Unitholders to be deemed to take part in the management and control of our business and affairs so as to jeopardize such Unitholder's limited liability under the Delaware limited partnership act or the law of any other state in which we are qualified to do business.

 HOUSEHOLDING MATTERS

        In some cases, Unitholders who share a single address will receive only one annual report and one proxy statement at that address unless we have received instructions to the contrary from any Unitholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a Unitholder of record residing at such an address wishes to receive a separate copy of our annual report or proxy statement or future annual reports or proxy statements (as applicable), he or she may contact our Corporate Secretary at (713) 646-4100, or write to Plains All American Pipeline, L.P., 333 Clay Street, Suite 1600, Houston, Texas 77002, attention: Corporate Secretary. We will deliver separate copies of our annual report or proxy statement promptly upon written or oral request. If you are a Unitholder of record receiving multiple copies of our annual report or proxy statement, you can request householding by contacting us in the same manner. If you own your Units through a bank, broker or other Unitholder of record, you can request additional copies of the annual report or proxy statement or request householding by contacting the Unitholder of record (i.e., your bank or broker).

ANNUAL MEETING OF UNITHOLDERS OF PLAINS ALL AMERICAN PIPELINE, May 15, 2019 L.P. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/02337/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20233000000000000000 7 051519 2. Ratification of the appointment of PricewaterhouseCoopers LLP executive officer compensation. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. The election of two Class II directors to serve on the Board until the 2022 annual meeting. NOMINEES: FOR ALL NOMINEESO Victor Burk O Gary R. Petersen WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN as our independent registered public accounting firm for 2019. 3. The approval, on a non-binding advisory basis, of our named In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned unitholder. If no direction is given, this proxy will be voted FOR ALL NOMINEES in Proposal 1, and FOR Proposals 2 and 3. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Unitholder Date: Signature of UnitholderDate:

ANNUAL MEETING OF UNITHOLDERS OF PLAINS ALL AMERICAN May 15, 2019 PIPELINE, L.P. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your units in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20233000000000000000 7 051519 as our independent registered public accounting firm for 2019. executive officer compensation. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. The election of two Class II directors to serve on the Board until the 2022 annual meeting. NOMINEES: FOR ALL NOMINEESO Victor Burk O Gary R. Petersen WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Ratification of the appointment of PricewaterhouseCoopers LLP 3. The approval, on a non-binding advisory basis, of our named In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned unitholder. If no direction is given, this proxy will be voted FOR ALL NOMINEES in Proposal 1, and FOR Proposals 2 and 3. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Unitholder Date: Signature of UnitholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/02337/ COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

- 0 PLAINS ALL AMERICAN PIPELINE, L.P. Annual Meeting of Unitholders To be Held on May 15, 2019 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Al Swanson, Richard McGee and Ann Gullion, and each of them, with full power of substitution and power to act alone, as proxies to vote all of the common units or Series A preferred units which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Unitholders of Plains All American, L.P., to be held on May 15, 2019 at 11:00 a.m., Central Time, in the Senate Room, located on the 12th Floor of Two Allen Center, 1200 Smith Street, Houston, Texas 77002, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 14475 1.1